EXHIBIT 2.1

                                                                  CONFORMED COPY





                                    AGREEMENT


                                 by and between


                           IRON MOUNTAIN INCORPORATED,



                                       and


                               MENTMORE ABBEY plc


                                   dated as of


                                DECEMBER 2, 1998



                                Table of Contents


ARTICLE I

TRANSACTIONS
                  Section 1.1  Sale and Transfer of Shares Held by Mentmore and Abbey..........................Page 1
                  Section 1.2  Consideration for Shares Held by Mentmore and Abbey.............................Page 1

ARTICLE II

THE CLOSING
                  Section 2.1  The Closing.....................................................................Page 2
                  Section 2.2  Closing of the Share Purchase from Mentmore and Abbey...........................Page 2

ARTICLE III

TRANSACTION ADJUSTMENTS
                  Section 3.1  Britannia Net Indebtedness......................................................Page 3

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MENTMORE
                  Section 4.1  Mentmore Legal Power, Organization..............................................Page 4
                  Section 4.2  Authorization; Validity of  the Transaction Agreements;
                                   Necessary Action - Mentmore.................................................Page 4
                  Section 4.3  Share Ownership.................................................................Page 4
                  Section 4.4  No Encumbrances on Shares.......................................................Page 5
                  Section 4.5  Legal Power and Organization - Britannia and Abbey..............................Page 5
                  Section 4.6  Legal Power and Organization - BDM..............................................Page 5
                  Section 4.7  Subsidiaries and Affiliates.....................................................Page 5
                  Section 4.8  Britannia Capitalization........................................................Page 6
                  Section 4.9  Board Approvals Regarding Transactions..........................................Page 7
                  Section 4.10  Vote Required..................................................................Page 7
                  Section 4.11  Consents and Approvals; No Violations..........................................Page 7
                  Section 4.12  Financial Statements...........................................................Page 7
                  Section 4.13  Books and Records..............................................................Page 8
                  Section 4.14  No Undisclosed Liabilities.....................................................Page 8
                  Section 4.15  Accounts Receivable............................................................Page 8
                  Section 4.16  Interim Operations.............................................................Page 8
                  Section 4.17  Absence of Certain Changes.....................................................Page 8
                  Section 4.18  Litigation....................................................................Page 10
                  Section 4.19  Employee Benefit Plans........................................................Page 10
                  Section 4.20  Tax Matters; Government Benefits..............................................Page 11
                  Section 4.21  Title to Properties; Encumbrances.............................................Page 12



                  Section 4.22  Real Property.................................................................Page 12
                  Section 4.23  Warehouses and Equipment......................................................Page 13
                  Section 4.24  Leases........................................................................Page 13
                  Section 4.25  Intellectual Property.........................................................Page 13
                  Section 4.26  Labor Matters.................................................................Page 14
                  Section 4.27  Personnel.....................................................................Page 15
                  Section 4.28  Potential Conflict of Interest................................................Page 15
                  Section 4.29  Environmental Matters.........................................................Page 16
                  Section 4.30  Compliance with Laws..........................................................Page 17
                  Section 4.31  Contracts and Commitments.....................................................Page 18
                  Section 4.32  Customers and Suppliers.......................................................Page 19
                  Section 4.33  Insurance.....................................................................Page 19
                  Section 4.34  Operational Matters...........................................................Page 20
                  Section 4.35  Brokers or Finders............................................................Page 20
                  Section 4.36  Full Disclosure...............................................................Page 20

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF IM
                  Section 5.1  IM Legal Power; Organization...................................................Page 21
                  Section 5.2  Authorization; Validity of Transaction Agreements;
                                  Necessary Action - IM.......................................................Page 21
                  Section 5.3  Share Ownership................................................................Page 22
                  Section 5.4  No Encumbrances on Shares of Arcus.............................................Page 22
                  Section 5.5  Legal Power; Organization......................................................Page 22
                  Section 5.6  Subsidiaries...................................................................Page 22
                  Section 5.7  Arcus Capitalization...........................................................Page 22
                  Section 5.8  Board Approvals Regarding Transactions.........................................Page 23
                  Section 5.9  Consents and Approvals; No Violations..........................................Page 23
                  Section 5.10  Financial Statements..........................................................Page 23
                  Section 5.11  Books and Records.............................................................Page 23
                  Section 5.12  No Undisclosed Liabilities....................................................Page 24
                  Section 5.13  Accounts Receivable...........................................................Page 24
                  Section 5.14  Interim Operations............................................................Page 24
                  Section 5.15  Absence of Certain Changes....................................................Page 24
                  Section 5.16  Litigation....................................................................Page 25
                  Section 5.17  Employee Benefit Plans........................................................Page 26
                  Section 5.18  Tax Matters; Government Benefits..............................................Page 26
                  Section 5.19  Title to Properties; Encumbrances.............................................Page 27
                  Section 5.20  Real Property.................................................................Page 27
                  Section 5.21  Warehouses and Equipment......................................................Page 27
                  Section 5.22  Leases........................................................................Page 28
                  Section 5.23  Intellectual Property.........................................................Page 28
                  Section 5.24  Labor Matters.................................................................Page 28


                                       ii

                  Section 5.25  Personnel.....................................................................Page 29
                  Section 5.26  Potential Conflict of Interest................................................Page 29
                  Section 5.27  Environmental Matters.........................................................Page 30
                  Section 5.28  Compliance with Laws..........................................................Page 31
                  Section 5.29  Contracts and Commitments.....................................................Page 31
                  Section 5.30  Customers and Suppliers.......................................................Page 32
                  Section 5.31  Insurance.....................................................................Page 32
                  Section 5.32  Operational Matters...........................................................Page 32
                  Section 5.33  Brokers or Finders............................................................Page 33
                  Section 5.34  Sufficient Funds..............................................................Page 33
                  Section 5.35  Full Disclosure...............................................................Page 33

ARTICLE VI

COVENANTS

                  Section 6.1  Access; Confidentiality........................................................Page 33
                  Section 6.2  Efforts and Actions to Cause Closing to Occur..................................Page 35
                  Section 6.3  Notification of Certain Matters................................................Page 36
                  Section 6.4  No Solicitation of Competing Transaction.......................................Page 36
                  Section 6.5  Publicity......................................................................Page 37
                  Section 6.6  Interim Operations of Britannia, Abbey and BDM ................................Page 37
                  Section 6.7  Interim Operations of Arcus....................................................Page 39

ARTICLE VII

CONDITIONS
                  Section 7.1  Conditions to Obligations of IM to Effect the Closing..........................Page 40
                  Section 7.2  Conditions to Obligations of Mentmore to Effect the Closing....................Page 42
                  Section 7.3  No Right to Rescind............................................................Page 44

ARTICLE VIII

TERMINATION
                  Section 8.1  Termination....................................................................Page 44
                  Section 8.2  Effect of Termination..........................................................Page 45

ARTICLE IX

REMEDIES
                  Section 9.1  IM Indemnification.............................................................Page 45
                  Section 9.2  IM Damages.....................................................................Page 46
                  Section 9.3  Mentmore's Total Liability.....................................................Page 47
                  Section 9.4  IM Notice of Third-Party Claim; Defense........................................Page 48
                  Section 9.5  Mentmore Indemnification.......................................................Page 48


                                       iii


                  Section 9.6  Mentmore Damages...............................................................Page 49
                  Section 9.7  IM's Total Liability...........................................................Page 50
                  Section 9.8  Mentmore Notice of Claim; Defense..............................................Page 50
                  Section 9.9  Procedure. ....................................................................Page 51
                  Section 9.10  Offsets.......................................................................Page 51
                  Section 9.11  Survival of Remedies..........................................................Page 52
                  Section 9.12  Tax Effect of Indemnification Payments........................................Page 52
                  Section 9.13  Effect of Investigation.......................................................Page 52
                  Section 9.14  Duty to Mitigate..............................................................Page 52
                  Section 9.15  Duty to Fund..................................................................Page 52

ARTICLE X

DEFINITIONS AND INTERPRETATION

                  Section 10.1  Definitions...................................................................Page 52
                  Section 10.2  Interpretation................................................................Page 59

ARTICLE XI

MISCELLANEOUS

                  Section 11.1  Fees and Expenses.............................................................Page 60
                  Section 11.2  Amendment and Modification....................................................Page 60
                  Section 11.3  Survival of Representations and Warranties....................................Page 60
                  Section 11.4  Notices.......................................................................Page 60
                  Section 11.5  Counterparts..................................................................Page 61
                  Section 11.6  Entire Agreement; No Third Party Beneficiaries................................Page 61
                  Section 11.7  Severability..................................................................Page 62
                  Section 11.8  Governing Law.................................................................Page 62
                  Section 11.9   Dispute Resolution...........................................................Page 62
                  Section 11.10  Post-Closing Cooperation.....................................................Page 63
                  Section 11.11  Time of Essence..............................................................Page 63
                  Section 11.12  Extension; Waiver............................................................Page 63
                  Section 11.13  Assignment...................................................................Page 64

[Exhibits and Schedules Omitted]

EXHIBIT A
Whitechapel Lease..................................................Ex. A-1

EXHIBIT B
License Agreement..................................................Ex. B-1

EXHIBIT C
Britannia Inactive Subsidiaries....................................Ex. C-1

EXHIBIT D
Mentmore Tax Deed..................................................Ex. D-1

EXHIBIT E
IM Tax Deed........................................................Ex. E-1

EXHIBIT F
Whitechapel Option Agreement.......................................Ex. F-1

SCHEDULE I
Net Indebtedness Statement..........................................Sch. I

SCHEDULE II
Britannia Knowledge List...........................................Sch. II

SCHEDULE III
IM Knowledge List.................................................Sch. III

                                    AGREEMENT


                  Agreement, dated as of December 2, 1998, by and between Iron Mountain Incorporated, a corporation incorporated under the laws of Delaware, United States of America ("IM"), and Mentmore Abbey plc, a company incorporated under the laws of England and Wales ("Mentmore"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article X beginning on page 53.

                  WHEREAS, each of the Boards of Directors of IM and Mentmore have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of 50.1% of Britannia Data Management Limited, a company incorporated under the laws of England and Wales ("Britannia"), by IM, which acquisition is to be effected by the Transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representa tions, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                  TRANSACTIONS

                  Section 1.1 Sale and Transfer of Shares Held by Mentmore and Abbey. Subject to the terms and conditions of this Agreement, at the Closing
(i), Mentmore shall sell, convey, transfer and deliver with full title guarantee to IM, TWELVE MILLION, THIRTY-NINE THOUSAND, SEVEN HUNDRED SEVEN (12,039,707) Shares of Britannia, free and clear of all Encumbrances, and (ii) Mentmore shall cause Abbey Storage Limited, a company incorporated under the laws of England and Wales ("Abbey") to sell, convey, transfer and deliver with full title guarantee to IM, TWO HUNDRED FIFTY THOUSAND, SEVEN HUNDRED NINETY-EIGHT (250,798) Shares of Britannia, free and clear of all Encumbrances. Such Shares shall be duly authorized, validly issued and fully paid (or credited as fully paid).

                  Section 1.2 Consideration for Shares Held by Mentmore and Abbey. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, transfer and delivery of the 12,290,505 Shares, IM shall pay (i) to Mentmore, TWENTY-THREE MILLION, ONE HUNDRED SIXTY-SEVEN THOUSAND, FOUR HUNDRED TWO UNITED KINGDOM POUNDS STERLING ((pound)23,167,402), and (ii) to Abbey FOUR HUNDRED EIGHTY-TWO THOUSAND, FIVE HUNDRED NINETY-EIGHT UNITED KINGDOM POUNDS STERLING ((pound)482,598).

                                   ARTICLE II

                                   THE CLOSING

                  Section 2.1 The Closing. The consummation of the sale and transfer of Shares referred to in ARTICLE I above shall take place at the London offices of Skadden, Arps, Slate, Meagher & Flom LLP at 2:00 p.m., London time, on January 4, 1999 or ten Business Days following the satisfaction or waiver of all conditions to close set forth in Article VII (whichever shall first occur), unless another date or place is agreed in writing by each of the parties hereto (the "Closing").

                  Section 2.2 Closing of the Share Purchase from Mentmore and Abbey. At the Closing:

                           (a) Mentmore shall deliver to IM:

                                    (i)    definitive     share     certificates
representing 12,039,707 Shares of Britannia, accompanied by stock transfer forms in respect of such Shares duly and validly executed and otherwise sufficient to vest in IM good and marketable title to such Shares, with full title guarantee, free and clear of all Encumbrances; and

                                    (ii) such other  documents as are reasonably
required to be delivered pursuant to this Agreement to IM by Mentmore.

                           (b) IM shall deliver to Mentmore:

                                    (i)  a  transfer  of  immediately  available
funds in the amount of (pound)23,167,402; and

                                    (ii) such other  documents as are reasonably
required to be delivered by IM to Mentmore pursuant to this Agreement.

                           (c) Mentmore  shall  procure the delivery by Abbey to
IM of:

                                    (i)    definitive     share     certificates
representing 250,798 Shares of Britannia, accompanied by stock transfer forms in respect of such Shares duly and validly executed and otherwise sufficient to vest in IM good and marketable title to such Shares, with full title guarantee, fee and clear of all Encumbrances; and

                                    (ii) such  other  documents  are  reasonably
required to be delivered pursuant to this Agreement to IM by Abbey.

                           (d) IM shall deliver to Abbey:

                                    (i)  a  transfer  of  immediately  available
funds in the amount of (pound)482,598; and

                                    (ii) such other  documents as are reasonably
required to be delivered by IM to Abbey pursuant to this Agreement.

                                   ARTICLE III

                             TRANSACTION ADJUSTMENTS

                  Section 3.1 Britannia Net Indebtedness. (a) Within thirty (30) days from the Closing, the parties shall cause Britannia to deliver to Mentmore and IM a statement of consolidated Net Indebtedness of Britannia and its Subsidiaries (and for the avoidance of doubt, excluding the ARM Assets), as of the close of business on the Closing Date, certified by Robson Rhodes (the "Britannia Net Indebtedness Statement"). The Britannia Net Indebtedness Statement shall be prepared in accordance with Schedule I.

                           (b)  To the  extent  that  the  Net  Indebtedness  of
Britannia on the Britannia Net Indebtedness Statement is greater than TEN MILLION UNITED KINGDOM POUNDS STERLING ((pound)10,000,000), within ten calendar days of receipt of the Britannia Net Indebtedness Statement, Mentmore shall make a payment to IM equivalent to the amount of the excess of the Net Indebtedness of Britannia over (pound)10,000,000.

                           (c)  To the  extent  that  the  Net  Indebtedness  of
Britannia on the Britannia Net Indebtedness Statement is less than (pound)10,000,000, within ten calendar days of receipt of the Britannia Net Indebtedness Statement, IM shall make a payment to Mentmore equivalent to the amount of the excess of (pound)10,000,000 over the Net Indebtedness of Britannia.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MENTMORE

                  Except as set forth in the Mentmore Disclosure Letter prepared and signed by Mentmore and delivered to IM simultaneously with the execution hereof, Mentmore represents and warrants to IM that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and, subject to
Section 7.1 (a) will be true and correct in all material respects as of the Closing Date as though made on the Closing Date. Each exception set forth in the Mentmore Disclosure Letter and each other response to this Agreement set forth in the Mentmore Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. The disclosures in each section of the Mentmore Disclosure Letter relate only to the representations and warranties set forth in the section of this

Agreement to which such section of the Mentmore Disclosure Letter expressly relates and not to any other representation and warranty contained in this Agreement, except to the extent that one section of the Mentmore Disclosure Letter specifically refers to another section thereof. It is agreed that IM will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the statements contained in Article IV if and to the extent that such fact or combination of facts has been specifically disclosed in the Mentmore Disclosure Letter in accordance with this paragraph.

                  Section 4.1 Mentmore Legal Power, Organization. Mentmore is a company duly incorporated under the laws of England and Wales and has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions.

                  Section 4.2 Authorization; Validity of the Transaction Agreements; Necessary Action - Mentmore. (a) Subject to its shareholders approving this Agreement and the Transactions contemplated herein, Mentmore has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and the Arcus Stock Transfer Agreement, the Subscription Agreement, the Strategic Alliance Agreement, the
Hive Across Agreement, the License Agreement, the Whitechapel Lease, the Whitechapel Option Agreement, the Mentmore Tax Deed and the IM Tax Deed (collectively, the "Transaction Agreements"). This Agreement has been duly executed and delivered by Mentmore and, assuming the due and valid authorization, execution and delivery by IM, constitutes a legal, valid and binding obligation of Mentmore, enforceable against Mentmore in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                           (b) The  other  Transaction  Agreements  if and  when
executed will be duly executed and delivered by Mentmore or one of its Subsidiaries and, assuming the due and valid authorization, execution and delivery by the other party to such other Transaction Documents, constitute legal, valid and binding obligations of Mentmore or one of its Subsidiaries, as the case may be, enforceable against Mentmore or one of its Subsidiaries, as the case may be, in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Share  Ownership.  (a) Mentmore is the  registered and beneficial owner of 24,828,953 of the authorized and issued Shares of Britannia. Abbey is the registered and beneficial owner of 250,798 Shares of the authorized and issued share capital of Britannia. Britannia has not issued or allotted any share capital other than the Shares. The transfers of Shares to IM pursuant to the Transactions: (i) will vest in IM legal and beneficial ownership of the Shares, free and clear of all Encumbrances (other than Encumbrances, if any, that may attach to such Shares which are directly or indirectly attributable to IM or any of its Affiliates (other than Britannia or BDM or any of their respective Subsidiaries)); (ii) such Shares will be validly issued and fully paid (or credited as fully paid); and (iii) at the time of Closing, there will be no outstanding options, rights or agreements of any kind relating to the allotment, issuance, sale or transfer of any share capital or other equity securities of Britannia.

                           (b)  Except as set forth in the  Mentmore  Disclosure
Letter, Mentmore is the registered and beneficial owner of all of the authorized and issued shares of Abbey. Except as set forth in the Mentmore Disclosure Letter, there are no other holders of any securities issued by Abbey. The transfer of the ARM Assets by Abbey to BDM pursuant to the Transactions will vest in BDM legal and beneficial ownership of such ARM Assets, free and clear of all Encumbrances.

                  Section 4.4 No Encumbrances on Shares. The Owned Shares and the share certificates representing the Owned Shares, are now, and at all times during the term hereof shall be, held free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement.

                  Section 4.5 Legal Power and Organization - Britannia and Abbey. (a) Britannia is a company incorporated under the laws of England and Wales and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                           (b) Abbey is a company incorporated under the laws of
England and Wales, and has full corporate power and authority to (i) carry on its business as it is now being conducted, (ii) to own the properties and assets it now owns, including, without limitation the ARM Assets and the 250,798 Shares, and (iii) to sell, convey, transfer and deliver the 250,798 Shares pursuant to this Agreement and the ARM Assets pursuant to the Hive Across Agreement.

                  Section 4.6 Legal Power and Organization - BDM. BDM is a company incorporated under the laws of England and Wales and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                  Section 4.7 Subsidiaries and Affiliates. (a) The Mentmore Disclosure Letter sets forth the name, jurisdiction of incorporation and capitalization of each Britannia Subsidiary and each BDM Subsidiary. There are no jurisdictions in which such Subsidiaries are required to be qualified to conduct their business as currently conducted. Exhibit C hereto sets forth the name, jurisdiction of incorporation and capitalization of each Inactive Subsidiary of Britannia. Except as set forth in the Mentmore Disclosure Letter, neither Britannia nor BDM owns, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than five (5) percent of the outstanding equity of the issuing entity. All the issued shares of each Britannia Subsidiary and each BDM Subsidiary is owned directly or indirectly by Britannia or BDM (as the case may be), free and clear of all Encumbrances, and is issued and fully paid (or credited as fully paid), and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Britannia Subsidiary or BDM Subsidiary, to any Person except Britannia or BDM (as the case may be).

                           (b) Each Britannia Subsidiary and each BDM Subsidiary
(i) is a company incorporated under the laws of its jurisdiction of incorporation as set forth in the Mentmore Disclosure Letter, and (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Mentmore Disclosure Letter contains complete and correct copies of the certificate of incorporation and articles of association of each Britannia Subsidiary and BDM Subsidiary as presently in effect.

                           (c)  Neither  Britannia  nor  BDM  nor  any of  their
respective Subsidiaries has any liabilities or obligations of any nature, whether accrued, contingent or otherwise, arising out of Britannia's ownership of the Inactive Subsidiaries listed on Exhibit C.

                           (d) Upon consummation of the Hive Across Agreement in
accordance with its terms, BDM will receive substantially all of the assets and employees necessary to conduct the ARM business (i) as currently conducted by Abbey, and (ii) as conducted by Abbey in the last two fiscal years (ending October 31, 1997 and 1998, respectively) in the manner which generated the revenues and cash flows reflected in the Combined Financial Statements attributable to the ARM.

                  Section 4.8 Britannia Capitalization. (a) The authorized share capital of Britannia consists of 32,000,000 Shares. As of the date hereof, 25,079,751 Shares are issued and registered: 24,828,953 Shares in the name of Mentmore and, except as set forth in the Mentmore Disclosure Letter, 250,798 Shares in the name of Abbey. There is no Voting Debt of Britannia or any Britannia Subsidiary issued and outstanding. Except as set forth above and except as set forth in the Mentmore Disclosure Letter as of the date hereof, there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Britannia or any Britannia Subsidiary, obligating Britannia or any Britannia Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any Voting Debt of, or other equity interest in, Britannia or any Britannia Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or obligating Britannia or any Britannia Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

                           (b) Upon consummation of the  Transactions,  IM shall
own Shares of Britannia which shall constitute 50.1 percent (50.1%) of the then authorized and issued share capital of Britannia.

                           (c)  Except as set forth in the  Mentmore  Disclosure
Letter, there are no voting trusts or other agreements or understandings to which Mentmore, Britannia or any Britannia Subsidiary is a party with respect to the voting of the capital stock of Britannia or any of the Britannia Subsidiaries.

                           (d)  Except as set forth in the  Mentmore  Disclosure
Letter, no Indebtedness of Britannia, or of any direct or indirect Britannia Subsidiary, contains any restriction (including, without limitation, a prepayment penalty) upon (i) the prepayment of any Indebtedness of Britannia or any direct or indirect Britannia Subsidiary, (ii) the incurrence of Indebtedness by Britannia or any direct or indirect Britannia Subsidiary, or (iii) the ability of Britannia or any direct or indirect Britannia Subsidiary to grant any Encumbrance on its properties or assets, including, without limitation, the properties and assets of BDM or any BDM Subsidiary. The Mentmore Disclosure Letter sets forth as at October 31, 1998, the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of Britannia and any direct or indirect Britannia Subsidiaries, if any, that will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of the execution of this Agreement or the consummation of any of the Transactions.

                  Section 4.9 Board Approvals Regarding Transactions. Britannia, Abbey and BDM have taken all necessary corporate or other action pursuant to (i) applicable law, (ii) their respective certificates of incorporation and articles of association, and (iii) corporate resolutions, to consummate those of the Transactions which involve them. None of the aforesaid actions by the Boards of Directors of Britannia, Abbey and BDM has been amended, rescinded or modified.

                  Section 4.10 Vote Required. The shareholders of Mentmore will be required to approve this Agreement and the Transactions by a vote at an extraordinary general meeting (an "EGM"). Mentmore will be required to prepare and send to its shareholders a Super Class 1 Circular providing sufficient notice of the EGM and information regarding the vote to be taken. At the EGM, shareholders of Mentmore holding a majority of the Shares represented at the EGM must approve the Agreement and the Transactions (provided that at such EGM there must be at least two (2) shareholders present in person). No other action is required on the part of the Mentmore shareholders to approve the Agreement or the Transactions. No action is required on the part of the shareholders of Abbey, Britannia or BDM to approve this Agreement, the Transactions or any of the Transaction Agreements.

                  Section 4.11 Consents and Approvals; No Violations. Except as set forth in the Mentmore Disclosure Letter, none of the execution, delivery or performance of this Agreement by Mentmore, the consummation by Mentmore, Britannia, Abbey or BDM of the Transactions, or compliance by Mentmore, Britannia, Abbey or BDM with any of the provisions hereof or contained in the other Transaction Agreements, will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the articles of association of Mentmore, Britannia, Abbey or BDM or any of their respective Subsidiaries,
(ii) to the Knowledge of Mentmore, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement to which Mentmore, Britannia, Abbey or BDM is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Mentmore, Britannia, Abbey or BDM, or any Subsidiary of Mentmore, Britannia, Abbey or BDM, or any of their respective properties or assets.

                  Section 4.12 Financial Statements. True and complete copies of the Combined Financial Statements (certified by Robson Rhodes as providing a true and fair view of affairs of the companies included), are included in the Mentmore Disclosure Letter. The Combined Financial Statements have been prepared from, and are in accordance with, the books and records of Britannia,

Abbey and BDM and their respective Subsidiaries; they comply in all material respects with applicable accounting requirements, have been prepared in accordance with U.K. GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto), and give a fair view of the consolidated financial position, and the consolidated results of operations and cash flows (and changes in financial position, if any), of Britannia and BDM and their respective Subsidiaries and the ARM Assets, as of the times and for the periods referred to therein.

                  Section 4.13 Books and Records. To the Knowledge of Mentmore, the books of account, minute books and share register of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries (as at the date of this Agreement), contain accurate and complete records of all meetings held since October 8, 1996 of, and corporate action taken since October 8, 1996 by, their respective shareholders, and no meeting of any of such shareholders has been held since October 8, 1996 for which minutes have not been prepared and are not contained in such minute books.

                  Section 4.14 No Undisclosed Liabilities. Except (i) as disclosed in the Mentmore Disclosure Letter, (ii) as disclosed in the Combined Financial Statements, or (iii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Combined Balance Sheet Date, neither Britannia nor BDM nor any of their respective Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. The reserves reflected in the Combined Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner with prior periods.

                  Section 4.15 Accounts Receivable. All accounts receivable of Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, reflected in the Combined Balance Sheet, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Combined Balance Sheet.

                  Section 4.16 Interim Operations. Since the Combined Balance Sheet Date, the business of Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has been conducted only in the ordinary and usual course consistent with past practice. Since the Combined Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries. Since the Combined Balance Sheet Date, such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). To the best Knowledge of Mentmore, there is no circumstance which is likely to cause Abbey (as relates to the ARM Assets), Britannia or BDM or any of their respective Subsidiaries, to suffer any material adverse change in its business, operations or prospects.

                  Section 4.17 Absence of Certain Changes. Except as set forth in the Mentmore Disclosure Letter, since the Combined Balance Sheet Date, Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has conducted its respective business only in the ordinary and usual course, and neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has:

                           (a)   incurred   any   liabilities   or   obligations
(absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                           (b)  paid,   discharged   or  satisfied   any  claim,
liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Combined Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Combined Balance Sheet Date;

                           (c)  permitted  or  allowed  any of its  property  or
assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except for liens for current taxes not yet due;

                           (d)  written  off  as  uncollectible   any  notes  or
accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                           (e)  cancelled  any  debts or  waived  any  claims or
rights in excess of (pound)10,000;

                           (f) except to a Person whose  property and assets are
reflected in the Combined Balance Sheet, sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                           (g)  disposed of or  permitted to lapse any rights to
the use of any Intellectual Property, or disposed of or to the Knowledge of Mentmore disclosed to any Person other than representatives of IM, any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

                           (h) granted any general  increase in the compensation
of officers or employees (including any such increase pursuant to any bonus, pension, profitsharing or other plan or commitment), or any increase of more than (pound)1000 per person in the compensation payable or to become payable to any officer or employee;

                           (i) made any single capital expenditure or commitment
in excess of (pound)100,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of (pound)250,000 for additions to property, plant, equipment or intangible capital assets;

                           (j)  declared,  paid or set  aside  for  payment  any
dividend or other distribution in respect of its issued share capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its issued share capital;

                           (k) made any  change  in any  method  of  accounting,
accounting practice, tax accounting, or tax accounting practice;

                           (l) paid,  loaned or advanced any amount to, or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation in effect at October 31, 1998; or

                           (m) agreed, whether in writing or otherwise,  to take
any action described in this Section 4.17.

                  Section 4.18 Litigation. Except as set forth in the Mentmore Disclosure Letter, there is no civil, criminal, administrative or arbitration proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Mentmore, threatened against or involving Mentmore (as relates to the Transactions contemplated by this Agreement), Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, and to the Knowledge of Mentmore, there are no circumstances which could lead to such civil, criminal, administrative or arbitration proceeding or investigation. Neither Mentmore (as relates to the Transactions contemplated by this Agreement), Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, is subject to any judgment, order or decree which may have a material adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

                  Section  4.19  Employee   Benefit  Plans.   (a)  The  Mentmore
Disclosure Letter contains a true and complete list of each deferred compensation and each incentive compensation, share purchase, share option and other share compensation plan, scheme, program, agreement or arrangement; each employment severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program; each profit-sharing, stock bonus or other "pension" plan, fund or program; each employment, termination or severance agreement; and each other employee benefit plan, scheme, fund, program, agreement or arrangement, in each case, that is contributed to or required to be contributed to by Abbey (as relates to Abbey employees being transferred to BDM pursuant to the Hive Across Agreement, hereinafter sometimes referred to as the "ARM Employees"), or Britannia or BDM or by any Affiliate of any of them, or to which Abbey (as relates to the ARM Employees), or Britannia or BDM or an Affiliate of any of them, is a party, whether written or oral, for the benefit of any employee or former employee of Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries (any such plan, fund, scheme, program, agreement or arrangement shall be referred to herein as a "Mentmore Plan"). Neither Abbey (as relates to the ARM Employees), nor Britannia nor BDM, nor any Affiliate of any of them, has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Mentmore Plan that would affect any employee or former employee of Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries.

                           (b)  To  the  Knowledge  of  Mentmore,  the  Mentmore
Disclosure Letter contains true and complete copies of each trust deed or other written documentation for each Mentmore Plan and any amendments thereto (or if a Mentmore Plan is not a written plan, a description thereof), each agreement creating or modifying any related trust or other funding vehicle.

                           (c)  Except as set forth in the  Mentmore  Disclosure
Letter, no Mentmore Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension" plan, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  Section 4.20 Tax Matters; Government Benefits. (a) Except as set forth in the Mentmore Disclosure Letter, Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has
(i) timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all respects, and (ii) paid in full (or made provision in accordance with U.K. GAAP, or there has been paid or provision has been made on their behalf in the Closing Balance Sheet for the payment of) all Taxes for all periods ending on or prior to the date hereof.

                           (b) To the Knowledge of Mentmore,  there are no liens
for Taxes upon any property or assets of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, except for liens for Taxes not yet due.

                           (c) To the Knowledge of Mentmore, except as set forth
in the Mentmore Disclosure Letter, neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has made any change in tax accounting methods, received a ruling from any taxing authority or signed an agreement with respect thereto, or signed any closing agreements with respect to any Tax years.

                           (d)  Except as set forth in the  Mentmore  Disclosure
Letter, since October 8, 1996, Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to any foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws.

                  Section 4.21 Title to Properties; Encumbrances. Except as set forth in the Mentmore Disclosure Letter, each of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, is the legal and beneficial owner of all the properties (other than Real Property referred to in Section 4.22 hereof) and assets that it purports to own (tangible and intangible), free and clear of all Encumbrances, including all the properties (other than Real Property referred to in Section 4.22 hereof) and assets reflected in the Combined Balance Sheet, except for property having an aggregate book value not in excess of (pound)50,000 sold since the Combined Balance Sheet Date in the ordinary course of business and consistent with past practice. All such properties and assets purchased by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, since the Combined
Balance Sheet Date (other than inventory and short term investments which individually or in the aggregate do not exceed (pound)50,000) are listed in the Mentmore Disclosure Letter. The rights, properties (other than Real Property referred to in Section 4.22 hereof) and other assets presently owned, leased or licensed by Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, and described elsewhere in this Agreement include all such rights, properties and other assets necessary to permit Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

                  Section 4.22 Real Property. (a) Except as set forth on the Mentmore Disclosure Letter, each of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, is the legal and beneficial owner of all the Real Properties that it purports to own, free and clear of all Encumbrances, including all the Real Properties reflected in the Combined Balance Sheet. The Real Properties owned or leased by Abbey (as relates to the ARM Assets), and Britannia and their respective Subsidiaries, include all such Real Properties necessary to permit Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

                           (b)  The  Mentmore  Disclosure  Letter  sets  forth a
complete list of all Real Property that is owned or used by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or that is reflected as an asset of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, on the Combined Balance Sheet. The Mentmore Disclosure Letter contains true and complete copies of (i) all deeds with respect to the Real Property and (ii) all documents evidencing all Encumbrances upon the Real Property. There are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere with the use of such property. To the Knowledge of Mentmore, neither the whole nor any portion of the Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

                           (c) To the Knowledge of Mentmore, except as set forth
in the Mentmore Disclosure Letter, neither Abbey (as relates to the ARM Assets), nor Mentmore, Britannia nor BDM nor any of their respective Subsidiaries, has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

                           (d) To the  Knowledge of Mentmore,  each of Abbey (as
relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has obtained all appropriate licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated. Each of Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, has all permits necessary to own or operate the Real Property as currently owned and operated, and no such permits will be required, as a result of the Transactions contemplated by this Agreement, to be issued after the date hereof in order to permit Britannia and BDM and each of their respective Subsidiaries, following the Closing, to continue to own or operate the Real Property, other than any such permits that are ministerial in nature.

                           (e) To the  Knowledge of Mentmore,  neither Abbey (as
relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property.

                  Section 4.23 Warehouses and Equipment. None of the warehouses, structures or equipment owned or used by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or would not cost in excess of (pound)100,000 per site.

                  Section 4.24 Leases. The Mentmore Disclosure Letter contains an accurate and complete copy of each Lease to which Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, is a party (herein referred to as a "Mentmore Lease"). Each Mentmore Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Mentmore Lease is free and clear of all Encumbrances. Except as set forth in the Mentmore Disclosure Letter, there are no existing defaults by Britannia, Abbey or BDM or any of their respective Subsidiaries under any of the Mentmore Leases, and no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Mentmore Lease, including (by way of example only) the failure by the lessee to perform all maintenance or repairs required to be performed by the lessee under such Mentmore Leases.

                  Section 4.25 Intellectual Property. Either BDM or a BDM Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, the BDM Intellectual Property, and to the Knowledge of Mentmore, the consummation of the Transactions will not alter or impair such ability in any respect. To the Knowledge of Mentmore, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the BDM Intellectual Property. To the Knowledge of Mentmore, the conduct of the business of Abbey (as it relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, and the BDM Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither Abbey, nor Britannia nor BDM nor any of their respective Subsidiaries, has received any written notice from any other Person pertaining to or challenging the right of Abbey, or Britannia or BDM or any of their respective Subsidiaries, to use any of the BDM Intellectual Property. Neither Abbey, nor Britannia nor BDM nor any of their respective Subsidiaries, has made any claim of a violation or infringement by others of its rights to or in connection with the BDM Intellectual Property which is still pending.

                  Section 4.26 Labor Matters. (a) There is no labor strike, industrial or trade dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Mentmore, threatened against or affecting Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, and during the past two (2) years there has not been any such action.

                           (b) Neither  Abbey,  nor Britannia nor BDM nor any of
their respective Subsidiaries, is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Britannia or BDM or any of their respective Subsidiaries, or to the ARM Employees.

                           (c)  Except as set forth in the  Mentmore  Disclosure
Letter, none of the employees of Britannia or BDM or any of their respective Subsidiaries, or the ARM Employees, is represented by any labor organization and, to the Knowledge of Mentmore, neither Abbey, nor Britannia nor BDM nor any of their respective Subsidiaries (as at the date of this Agreement), have recognized or done any act which might be construed as recognition of a trade union within the past two (2) years.

                           (d)  Except as set forth in the  Mentmore  Disclosure
Letter, no collective bargaining agreement which is binding on Britannia, or BDM or any of their respective Subsidiaries, or the ARM Employees, restricts any of them from relocating or closing any of their operations relating to the Transactions.

                           (e) Each of Abbey (as relates to the ARM  Employees),
and Britannia and BDM and each of their respective Subsidiaries, is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in applicable laws.

                           (f)  There  is  no  unfair  Labor  practice   charge,
complaint, or investigation against Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, pending, or to the Knowledge of Mentmore threatened, before the Inland Revenue, the Benefits Agency, the Contribution Agency or the Immigration Service (which are the only appropriate Governmental Entities before which such charge, complaint or investigation could be brought).

                           (g)  To  the  Knowledge  of  Mentmore,  there  is  no
presently pending grievance arising out of any collective bargaining agreement or other grievance procedure.

                           (h)  To  the   Knowledge  of  Mentmore,   no  charge,
complaint or investigation with respect to or relating to Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, is pending before the Equal Opportunity Commission, the Commission for Racial Equality, the National Disability Council or the Health and Safety Executive (which are the only appropriate Governmental Entities before which such charge, complaint or investigation could be brought).

                           (i) To the  Knowledge of Mentmore,  neither Abbey (as
relates to the ARM Employees), nor Britannia nor BDM nor any of their respective Subsidiaries, has received notice of the intent of any local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Abbey (as relates to the ARM
Employees), or BDM or any of their respective Subsidiaries, and no such investigation is in progress.

                           (j)  Except as set forth in the  Mentmore  Disclosure
Letter, there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of Mentmore, threatened in any forum by or on behalf of any present or former employee of Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, any applicant for employment, or classes of the foregoing, alleging breach of any express or implied contract of employment, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  Section 4.27 Personnel. To the Knowledge of Mentmore, the Mentmore Disclosure Letter sets forth a true and complete list of (i) the names and current salaries of all directors and elected and appointed officers of each of Abbey (as relates to the ARM Employees), and Britannia and BDM and each of their respective Subsidiaries, and the family relationships, if any, among such persons; and (ii) all group insurance programs in effect for employees of each of Abbey (as relates to the ARM Employees), and Britannia and BDM and their respective Subsidiaries. To the Knowledge of Mentmore, neither Abbey, nor Britannia nor BDM nor any of their respective Subsidiaries, is in default with respect to any of its obligations referred to in the preceding sentence. To the Knowledge of Mentmore, no key employee or group of employees has any plans to terminate their employment with Abbey (as relates to the ARM Employees), or Britannia or BDM or any of their respective Subsidiaries, as a result of the Transactions or otherwise.

                  Section 4.28 Potential Conflict of Interest. No officer or director of Mentmore, Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, owns or holds, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, and to the Knowledge of Mentmore, no officer or director of Abbey (as relates to the ARM Assets), or Mentmore, Britannia or BDM or any of their respective Subsidiaries, (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property that Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, uses or the use of which is necessary for the business of Abbey (as relates to the ARM

Assets), or Britannia or BDM or any of their respective Subsidiaries, (b) has any claim, charge or action against Abbey, or Britannia or BDM or any of their respective Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay, accrued benefits under any employee benefit plan or similar agreements existing on the date hereof, (c) has made, on behalf of Britannia, Abbey or BDM or any of their respective Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Abbey (as relates to the ARM Assets), or Mentmore, Britannia or BDM or any of their respective Subsidiaries (or, to the Knowledge of Mentmore, a relative of any of the foregoing), is a partner or shareholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies) or (d) owes any money to Abbey (as relates to the ARM Assets), or Mentmore, Britannia or any of their respective Subsidiaries, or (e) has any material interest in any property, used in or pertaining to the business of Abbey (as relates to the ARM Assets), or Mentmore, Britannia or BDM or any of their respective Subsidiaries.

                  Section 4.29 Environmental Matters. (a) Except as set forth in the Mentmore Disclosure Letter, each of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, is in full compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by each of Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each permit and other governmental authorization currently held by each of Abbey (as relates to the ARM Assets), and Britannia and BDM and each of their respective Subsidiaries, pursuant to the Environmental Laws is specifically identified in the Mentmore Disclosure Letter.

                           (b)  Except as set forth in the  Mentmore  Disclosure
Letter, neither Britannia, Abbey nor BDM nor any of their respective Subsidiaries has received any communication (written or oral), whether from Mentmore, a Governmental Entity, citizens group, employee or otherwise, that alleges that Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, is not in full compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such full compliance in the future. Mentmore has delivered to IM prior to the execution of this Agreement all information that is in the possession of or reasonably available to Mentmore, Britannia, Abbey or BDM or any of their respective Subsidiaries regarding environmental matters pertaining to, or the environmental condition of, the businesses of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or the compliance (or non-compliance) by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, with, any Environmental Laws.

                           (c) There is no Environmental  Claim by any Person or
entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or against any Person whose liability for any Environmental Claim Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, has retained or assumed either contractually or by operation of law.

                           (d)  Except as set forth in the  Mentmore  Disclosure
Letter, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or, to the Knowledge of Mentmore, against any Person whose liability for any Environmental Claim Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, has retained or assumed either contractually or by operation of law.

                           (e) Without in any way limiting the generality of the
foregoing, (i) all on- site and off-site locations where Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are specifically identified in the Mentmore Disclosure Letter, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, are specifically identified in the Mentmore Disclosure Letter, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, and (iv) no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries.

                           (f) None of Abbey (as relates to the ARM Assets),  or
Britannia or BDM or any of their respective Subsidiaries, is subject to any Environmental Law requiring (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity or (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters by virtue of the Transactions contemplated hereby or as a condition to the effectiveness of any of the Transactions contemplated hereby.

                  Section 4.30 Compliance with Laws. Except as disclosed in the Mentmore Disclosure Letter, Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United

Kingdom, state, local, foreign governments and agencies thereof that affect the business, properties or assets of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, and no notice, charge, claim, action or assertion has been received by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or has been filed, commenced or, to the Knowledge of Mentmore, threatened against Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, alleging any violation of any of the foregoing; provided, however, nothing contained in this Section 4.30 shall be deemed to relate to Real Property, Taxes or matters relating to Environmental Laws, all of which are covered elsewhere in this Article IV.

                  Section 4.31 Contracts and Commitments. Except as specifically identified in the Mentmore Disclosure Letter:

                           (a) No purchase contracts or commitments of Abbey (as
relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, continue for a period of more than 12 months or are in excess of an arms-length negotiated price;

                           (b)  There  are  no  outstanding   sales   contracts,
commitments or proposals of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, which continue for a period of more than 12 months and, to the Knowledge of Mentmore, will result in any Loss (as defined below) to Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, upon completion or performance thereof. For the purpose of this Agreement, "Loss" shall mean a gross loss before deducting the allocation of fixed costs;

                           (c) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, has any outstanding contracts with agents, consultants, advisors, distributors or dealers (in each case whose annual basic compensation is in excess of (pound)35,000) that are not cancellable by it on notice of not longer than 90 days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

                           (d) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, has any employment agreement, or any other agreement with any Person (in each case whose annual compensation is in excess of (pound)35,000) that contains any severance or termination pay liabilities or obligations that are not cancellable by it on notice of not longer than 90 days and without liability, penalty or premium;

                           (e) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, is in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound;

                           (f) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, is party to any agreement restricting it from carrying on its business anywhere in the world;

                           (g)  Except as set forth in the  Mentmore  Disclosure
Letter, neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has any Indebtedness, including guarantees of or agreements to acquire, any such debt obligation of others;

                           (h) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, has any outstanding loan to any Person other than to Britannia, Abbey or BDM or a wholly-owned Subsidiary of Britannia, Abbey or BDM; and

                           (i) Neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, has any power of attorney outstanding, or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity, except for a power of attorney permitting the endorsement of checks and the taking of similar actions in the ordinary course of business.

                  Section 4.32 Customers and Suppliers. To the Knowledge of Mentmore, (a) no Person who accounted for more than five percent (5%) of the sales of Abbey (as relates to the ARM Assets), or Britannia and its consolidated Subsidiaries, or BDM and its consolidated Subsidiaries, during the period from November 1, 1996 to October 31, 1998, and no material licensor, or licensee of Abbey (as relates to the ARM Assets), or Britannia and its consolidated Subsidiaries, or BDM and its consolidated Subsidiaries, has any intention to cancel or otherwise modify its relationship with Britannia, Abbey or ARM; and
(b) the consummation of the Transactions contemplated hereby will not adversely affect any of such relationships. Neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has any commitment or obligation to continue to utilize the services of, or otherwise to do business with, any licensor, vendor, supplier or licensee of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries.

                  Section 4.33 Insurance. The Mentmore Disclosure Letter sets forth (a) a true and complete list and description, of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, in force on the date hereof with respect to the business or assets of Abbey (as relates to the ARM Assets), or Britannia or BDM or of their respective Subsidiaries, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement at the date hereof, and
(b) a description of such risks that Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or the respective Board of Directors or officers thereof, have designated as being self-insured. All such policies are in full force and effect, all premiums due thereon have been paid by Abbey (as relates to the ARM Assets), or Britannia or

BDM or their respective Subsidiaries, and Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (w) neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has received any written notice of cancellation or non-renewal of any such policy or arrangement nor, to the Knowledge of Mentmore, is the termination of any such policies or arrangements threatened; (x) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements; (y) neither Abbey (as relates to the ARM Assets), nor Britannia nor BDM nor any of their respective Subsidiaries, has received any written notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, in the future on substantially the same terms as now in effect; and (z) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries.

                  Section  4.34  Operational   Matters.   With  respect  to  the
operations of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries:

                           (a)  substantially  all items  received  by Abbey (as
relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, from their respective customers (including files for refiling) are logged into their respective inventory systems or their customers' inventory systems and can be located through use of such inventory systems;

                           (b)  substantially  all the  stored  items  for which
customers of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, are billed, exist and, in all material respects, can be accounted for; and

                           (c) the  invoices  of Abbey  (as  relates  to the ARM
Assets), and Britannia and BDM and their respective Subsidiaries, to customers reflect services actually provided at rates in effect at such time for such customers.

                  Section 4.35 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee payable by Mentmore, Britannia, Abbey or BDM or any of their respective Subsidiaries in connection with any of the Transactions.

                  Section 4.36 Full Disclosure. To the Knowledge of Mentmore, Mentmore has not failed to disclose to IM any facts material to the business, results of operations, assets, or liabilities, of Abbey (as relates to the ARM Assets), or Britannia or BDM or their respective Subsidiaries, which could result in a loss in excess of (pound)500,000. No representation or warranty by Mentmore in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Mentmore Disclosure Letter), certificate, or other writing furnished or to be furnished by Mentmore to IM or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                      OF IM

                  Except as set forth in the IM Disclosure Schedule prepared and signed by IM and delivered to Mentmore simultaneously with the execution hereof, IM represents and warrants to Mentmore that all of the statements contained in this Article V are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and, subject to Section 7.2 (b) will be true and correct as of the Closing Date as though made on the Closing Date. Each exception set forth in the IM Disclosure Schedule and each other response to this Agreement set forth in the IM Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. The disclosures in each section of the IM Disclosure Schedule relate only to the representations and warranties set forth in the section of this Agreement to which such section of the IM Disclosure Schedule expressly relates and not to any other representation and warranty contained in this Agreement, except to the extent that one section of the IM Disclosure Schedule specifically refers to another section thereof. It is agreed that Mentmore will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the statements contained in Article V and to the extent that such fact or combination of facts has been specifically disclosed in the IM Disclosure
Schedule in accordance with this paragraph.

                  IM represents and warrants to Mentmore that:

                  Section 5.1 IM Legal Power; Organization. IM is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions.

                  Section 5.2 Authorization; Validity of Transaction Agreements; Necessary Action - IM. IM has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and the other Transaction Agreements. This Agreement has been duly executed and delivered by IM and, assuming the due and valid authorization, execution and delivery by Mentmore, constitutes a legal, valid and binding obligation of IM, enforceable against IM in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The other Transaction Agreements, if and when executed by IM, will be duly executed and delivered by IM and, assuming the due and valid authorization, execution and delivery by Mentmore, Britannia, Abbey or BDM as the case may be, will constitute legal , valid and binding obligations of IM, enforceable against IM in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.3 Share Ownership. IM or one of its wholly-owned Subsidiaries is the registered and beneficial owner of all of the authorized and issued shares of Arcus. Arcus has not issued or allotted any share capital other than the issued shares of Arcus. The transfer of shares to Mentmore pursuant to the Transactions: (i) will vest in Mentmore ownership of the shares, free and clear of all Encumbrances (other than Encumbrances, if any, that attach to such shares which are directly or indirectly attributable to Mentmore or any of its Affiliates); (ii) such shares will be validly issued, and fully paid (or credited as fully paid); and (iii) there will be no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any share capital or other equity securities of Arcus.

                  Section 5.4 No Encumbrances on Shares of Arcus. The shares of Arcus and the certificates representing such shares, are now, and at all times during the term hereof shall be, held free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement.

                  Section 5.5 Legal Power; Organization. Arcus is a company incorporated under the laws of England and Wales and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                  Section   5.6   Subsidiaries.   Arcus   does   not   have  any
Subsidiaries.

                  Section 5.7 Arcus Capitalization. (a) The authorized and issued share capital of Arcus consists of 325,100 shares. As of the date hereof, 325,100 shares are issued and outstanding and registered in the name of IM or one of its wholly-owned Subsidiaries. There is no Voting Debt of Arcus issued and outstanding. Except as set forth above, as of the date hereof, there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued share capital of Arcus, obligating Arcus to issue, transfer or sell or cause to be issued, transferred or sold any Voting Debt of, or other equity interest in, Arcus, or securities convertible into or exchangeable for such shares or equity interests, or obligating Arcus to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

                           (b) There are no voting trusts or other agreements or
understandings to which IM or Arcus is a party with respect to the voting of the issued share capital of Arcus.

                           (c) No Indebtedness of Arcus contains any restriction
(including, without limitation, a prepayment penalty) upon (i) the prepayment of any Indebtedness of Arcus, (ii) the incurrence of Indebtedness by Arcus, or
(iii) the ability of Arcus to grant any Encumbrance on its properties or assets. The IM Disclosure Schedule sets forth as at October 31, 1998, the amount of

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principal  and unpaid  interest  outstanding  under each  instrument  evidencing
Indebtedness of Arcus, if any, that will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of the execution of this Agreement or the consummation of any of the Transactions.

                           (d) At the Closing  Arcus will have Net  Indebtedness
of (pound)400,000.

                  Section 5.8 Board Approvals Regarding Transactions. IM has taken all necessary corporate or other action pursuant to (i) applicable law,
(ii) its certificate of incorporation, (iii) its By-Laws, and (iv) corporate resolutions to approve the Transactions, and none of the aforesaid actions by IM and its Board of Directors has been amended, rescinded or modified.

                  Section 5.9 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by IM, the consummation by IM of the Transactions, or compliance by IM with any of the provisions hereof or contained in the other Transaction Agreements, will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws of IM or Arcus or any Subsidiary of IM, (ii) to the Knowledge of IM, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement to which Arcus is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Arcus, any of its properties or assets.

                  Section 5.10 Financial Statements. True and correct copies of the Arcus Audited Financial Statements and the Arcus Unaudited Financial Statements are included in the IM Disclosure Schedule. The Arcus Audited Financial Statements and the Arcus Unaudited Financial Statements have been prepared from, and are in accordance with, the books and records of Arcus and they comply in all material respects with applicable accounting requirements; the Arcus Audited Financial Statements have been prepared in accordance with U.K. GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto); the Arcus Audited Financial Statements and the Arcus Unaudited Financial Statements give a fair view of the financial position and the results of operations and cash flows (and changes in financial position, if any) of Arcus as of the times and for the periods referred to therein, subject in the case of the Arcus Unaudited Financial Statements to normal year-end adjustments.

                  Section 5.11 Books and Records. To the Knowledge of IM, the books of account, minute books and stock record books of Arcus are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Arcus contain accurate and complete records of all meetings held since January 5, 1998 and corporate action taken since January 5, 1998, by their respective shareholders, and no meeting of any of such shareholders has been held for which minutes have not been prepared and are not contained in such minute books.

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

                  Section 5.12 No Undisclosed Liabilities. Except (i) as disclosed in the Arcus Audited Financial Statements and the Arcus Unaudited Financial Statements, and (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Arcus Balance Sheet Date pursuant to the terms of this Agreement, Arcus does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. The reserves reflected in the Arcus Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner with prior periods.

                  Section 5.13 Accounts Receivable. All accounts receivable of Arcus, reflected in the Arcus Balance Sheet, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Arcus Balance Sheet.

                  Section 5.14 Interim Operations. Since the Arcus Balance Sheet Date, the business of Arcus has been conducted only in the ordinary and usual course consistent with past practice. Since the Arcus Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of Arcus. Since the Arcus Balance Sheet Date, such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). To the Knowledge of IM, there is no circumstance which is likely to cause Arcus to suffer any material adverse change in its business, operations or prospects.

                  Section 5.15 Absence of Certain Changes. Except as set forth in the IM Disclosure Schedule, since the Arcus Balance Sheet Date, Arcus has conducted its business only in the ordinary and usual course, and Arcus has not:

                           (a)   incurred   any   liabilities   or   obligations
(absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                           (b)  paid,   discharged   or  satisfied   any  claim,
liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Arcus Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Arcus Balance Sheet Date;

                           (c)  permitted  or  allowed  any of its  property  or
assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except for liens for current taxes not yet due;

                           (d)  written  off  as  uncollectible   any  notes  or
accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                           (e)  cancelled  any  debts or  waived  any  claims or
rights in excess of (pound)10,000;

                           (f) sold,  transferred,  or otherwise disposed of any
of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                           (g)  disposed of or  permitted to lapse any rights to
the use of any Intellectual Property, or disposed of, or to the Knowledge of IM, disclosed to any Person other than representatives of Mentmore, any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

                           (h) granted any general  increase in the compensation
of officers or employees (including any such increase of more than (pound)1000 per person pursuant to any bonus, pension, profitsharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

                           (i) made any single capital expenditure or commitment
in excess of (pound)100,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of (pound)250,000 for additions to property, plant, equipment or intangible capital assets;

                           (j)  declared,  paid or set  aside  for  payment  any
dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its share capital;

                           (k) made any  change in any method of  accounting  or
accounting practice or tax accounting or tax accounting practice;

                           (l) paid,  loaned or advanced any amount to, or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended April 30, 1998; or

                           (m) agreed, whether in writing or otherwise,  to take
any action described in this Section 5.15.

                  Section 5.16 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or to the Knowledge of IM threatened against or involving Arcus; and to the Knowledge of IM, there is no valid basis for any such action, proceeding or investigation. Arcus is not subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

                  Section 5.17 Employee Benefit Plans. (a) The IM Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, share purchase, stock option and other share compensation plan, scheme, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" scheme, agreement or arrangement; each profit-sharing, stock bonus or other "pension" plan, fund or program; each employment, termination or severance agreement; and each other employee benefit plan, fund, scheme, program, agreement or arrangement, in each case, that is contributed to or required to be contributed to by Arcus or by any Affiliate of Arcus or to which Arcus or an Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of Arcus (any such plan, fund, program, agreement or arrangement shall be referred to herein as an "Arcus Plan"). Neither Arcus nor any Affiliate of Arcus has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Arcus Plan that would affect any employee or former employee of Arcus.

                           (b)  To  the  Knowledge  of  IM,  the  IM  Disclosure
Schedule contains true and complete copies of each trust deed or other written documentation for each Arcus Plan and any amendments thereto (or if an Arcus Plan is not a written plan, a description thereof), each agreement creating or modifying any related trust or other funding vehicle.

                           (c)  No  Arcus  Plan  provides   medical,   surgical,
hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Arcus for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension" plan, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  Section 5.18 Tax Matters;  Government Benefits.  (a) Arcus has
(i) timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all respects and (ii) paid in full or made provision in accordance with U.K. GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods ending on or prior to the date hereof.

                           (b) To the  Knowledge  of IM,  there are no liens for
Taxes upon any property or assets of Arcus, except for liens for Taxes not yet due.

                           (c) To the  Knowledge  of IM,  Arcus has not made any
change in tax accounting methods, received a ruling from any taxing authority or signed an agreement with respect thereto, or signed any closing agreements with respect to any Tax years.

                           (d) Since January 5, 1998,  Arcus has complied in all
respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to any foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws.

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

                  Section 5.19 Title to Properties; Encumbrances. Arcus is the legal and beneficial owner of all the properties and assets that it purports to own (tangible and intangible) free and clear of all Encumbrances, including all the properties and assets reflected in the Arcus Balance Sheet (except for property having an aggregate book value not in excess of (pound)50,000 sold since the Arcus Balance Sheet Date in the ordinary course of business and consistent with past practice). All such properties and assets purchased by Arcus since the Arcus Balance Sheet Date, (other than inventory and short term investments which individually or in the aggregate do not exceed (pound)50,000) are listed in the IM Disclosure Schedule. The rights, properties and other assets presently owned, leased or licensed by Arcus and described elsewhere in this Agreement include all such rights, properties and other assets necessary to Arcus to conduct its business in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

                  Section 5.20 Real Property. (a) The IM Disclosure Schedule sets forth a complete list of all real property that is used by Arcus. To the Knowledge of IM there are no proceedings, claims, disputes or conditions affecting any real property that might curtail or interfere with the use of such property. To the Knowledge of IM neither the whole nor any portion of the real property of Arcus which is subject to an Arcus Lease is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

                           (b) To the  Knowledge  of IM,  Arcus has not received
any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the real property used by Arcus, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the real property used by Arcus, which repair or work has not been completed.

                           (c) To the  Knowledge  of IM,  Arcus has obtained all
appropriate licenses, easements and rights of way, including proofs of dedication, required to use and operate the real property used by Arcus, in the manner in which the real property used by Arcus is currently being used and operated. Arcus has all permits necessary to operate the real property used by Arcus, as currently operated, and no such permits will be required, as a result of the Transactions contemplated by this Agreement, to be issued after the date hereof in order to permit Arcus, following the Closing, to continue to operate the real property used by Arcus, other than any such permits that are ministerial in nature.

                           (d) To the  Knowledge  of IM Arcus  has not  received
notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the real property used by Arcus.

                  Section 5.21 Warehouses and Equipment. None of the warehouses, structures or equipment owned or used by Arcus is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or would cost in excess of (pound)100,000 per site.

                  Section 5.22 Leases. The IM Disclosure Schedule contains an accurate and complete copy of each Lease to which Arcus is a party (herein referred to as an "Arcus Lease"). Each Arcus Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Arcus Lease is free and clear of all Encumbrances. There are no existing defaults by Arcus under any of the Arcus Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Arcus Lease, including (by way of example only) the failure by the lessee to perform all maintenance or repairs required to be performed by the lessee under such Arcus Lease.

                  Section 5.23 Intellectual Property. Arcus is licensed or otherwise possesses legally enforceable rights to use, the Arcus Intellectual Property, and to the Knowledge of IM, the consummation of the Transactions will not alter or impair such ability in any respect. To the Knowledge of IM, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Arcus Intellectual Property. To the Knowledge of IM, the conduct of the business of Arcus and the Arcus Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and Arcus has not received any written notice from any other Person pertaining to or challenging the right of Arcus to use any of the Arcus Intellectual Property. Arcus has not made any claim (which is still pending) of a violation or infringement by others of its rights to or in connection with the Arcus Intellectual Property.

                  Section 5.24 Labor Matters. (a) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the Knowledge of IM, threatened against or affecting Arcus, and during the past two (2) years there has not been any such action.

                           (b)  Arcus  is  not  a  party  to  or  bound  by  any
collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Arcus.

                           (c) None of the employees of Arcus is  represented by
any labor organization and, to the Knowledge of IM, Arcus has not recognized or done any act which might be construed as recognition of a trade union within the past two (2) years.

                           (d)  No  collective  bargaining  agreement  which  is
binding on Arcus restricts Arcus from relocating or closing any of its operations.

                           (e)  Arcus  is,  and  has  at  all  times  been,   in
compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in applicable laws.

                           (f)  There  is  no  unfair  Labor  practice   charge,
complaint or investigation against Arcus pending or, to the Knowledge of IM, threatened before any Governmental Entity.

                           (g) To the  Knowledge  of IM,  there is no  presently
pending grievance arising out of any collective bargaining agreement or other grievance procedure.

                           (h) To the  Knowledge of IM, no charge,  complaint or
investigation with respect to or relating to Arcus is pending before any agency responsible for the prevention of unlawful employment practices.

                           (i) To the  Knowledge  of IM,  Arcus has not received
notice of the intent of any local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Arcus and no such investigation is in progress.

                           (j)  There  are  no  complaints,  lawsuits  or  other
proceedings pending or, to the Knowledge of IM, threatened in any forum by or on behalf of any present or former employee of Arcus, any applicant for employment, or classes of the foregoing, alleging breach of any express or implied contract of employment, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  Section 5.25 Personnel. To the Knowledge of IM, the IM Disclosure Schedule sets forth a true and complete list of (i) the names and current salaries of all directors and elected and appointed officers of Arcus, and the family relationships, if any, among such persons; and (ii) all group insurance programs in effect for employees of Arcus. Arcus is not in default with respect to any of its obligations referred to in the preceding sentence. To the Knowledge of IM, no key employee or group of employees has any plans to terminate their employment with Arcus as a result of the Transactions or otherwise.

                           Section 5.26 Potential  Conflict of Interest.  Except
as set forth on the IM Disclosure Schedule, no officer or director of IM or Arcus or any of the IM Subsidiaries owns or holds, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of Arcus, and to the Knowledge of IM no officer or director of IM or Arcus (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property that Arcus uses or the use of which is necessary for the business of Arcus, (b) has any claim, charge, action or cause of action against Arcus, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay, accrued benefits under any employee benefit plan or similar agreements existing on the date hereof, (c) has made, on behalf of Arcus, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Arcus (or, to the Knowledge of IM, a relative of any of the foregoing) is a partner or shareholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies) or (d) owes any money to Arcus, or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Arcus.

                  Section 5.27 Environmental Matters. (a) Arcus is in full compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by Arcus of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each permit and other governmental authorization currently held by Arcus pursuant to the Environmental Laws is specifically identified in the IM Disclosure Schedule.

                           (b) Arcus has not received any communication (written
or oral), whether from IM, a Governmental Entity, citizens group, employee or otherwise, that alleges that Arcus is not in full compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such full compliance in the future. IM has delivered to Mentmore prior to the execution of this Agreement all information that is in the possession of or reasonably available to IM or Arcus regarding environmental matters pertaining to, or the environmental condition of, the business or the compliance (or non-compliance) by Arcus with, any Environmental Laws.

                           (c) There is no Environmental  Claim by any Person or
entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location operated by Arcus, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against Arcus, or against any Person whose liability for any Environmental Claim Arcus has retained or assumed either contractually or by operation of law.

                           (d) There are no past or present actions, activities,
circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against Arcus or, to the Knowledge of IM, against any Person whose liability for any Environmental Claim Arcus has retained or assumed either contractually or by operation of law.

                           (e) Without in any way limiting the generality of the
foregoing, (i) all on- site and off-site locations where Arcus has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are specifically identified in the IM Disclosure Schedule,
(ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by Arcus are specifically identified in the IM Disclosure Schedule, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by Arcus and
(iv) no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by Arcus.

                           (f) Arcus is not  subject  to any  Environmental  Law
requiring (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern,
(iii) the giving of notice to, or receiving  the

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

approval of, any Governmental Entity, or (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters by virtue of the Transactions contemplated hereby or as a condition to the effectiveness of any of the Transactions contemplated hereby.

                  Section 5.28 Compliance with Laws. Arcus has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United Kingdom, state, local, foreign governments and agencies thereof that affect the business, properties or assets of Arcus, and no notice, charge, claim, action or assertion has been received by Arcus or has been filed, commenced or, to the Knowledge of IM, threatened against Arcus alleging any violation of any of the foregoing; provided, however, nothing contained in this Section 5.28 shall be construed to relate to real property, Taxes or matters relating to Environmental Laws, all of which are covered elsewhere in this Article V.

                  Section 5.29 Contracts and Commitments. Except as specifically identified in the IM Disclosure Schedule:

                           (a) No purchase  contracts  or  commitments  of Arcus
continue for a period of more than 12 months or are in excess of an arm's-length negotiated price;

                           (b)  There  are  no  outstanding   sales   contracts,
commitments or proposals of Arcus which continue for a period of more than 12 months and, to the Knowledge of IM, will result in any Loss to Arcus upon completion or performance thereof;

                           (c)  Arcus  does not have any  outstanding  contracts
with agents, consultants, advisors, distributors or dealers (in each case whose annual basic compensation is in excess of (pound)35,000) that are not cancellable by it on notice of not longer than 90 days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

                           (d) Arcus does not have any employment agreement,  or
any other agreement with any Person (in each case whose annual compensation is in excess of (pound)35,000) that contains any severance or termination pay liabilities or obligations;

                           (e) Arcus is not in default under or in violation of,
nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound;

                           (f) Arcus is not party to any  agreement  restricting
it from carrying on its business anywhere in the world;

                           (g) Arcus does not have any  Indebtedness,  including
guarantees of, or agreements to acquire, any such debt obligation of others;

                           (h) Arcus does not have any  outstanding  loan to any
Person; and

                           (i)  Arcus  does  not  have  any  power  of  attorney
outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity, except for a power of attorney permitting the endorsement of checks and the taking of similar actions in the ordinary course of business.

                  Section 5.30 Customers and Suppliers.  To the Knowledge of IM,
(a) no such Person who accounted for more than five percent (5%) of the sales of Arcus during the period from November 1, 1996 to October 31, 1998 and no material licensor, or licensee of Arcus has any intention to cancel or otherwise modify its relationship with Arcus; and (b) the consummation of the Transactions contemplated hereby will not adversely affect any of such relationships. Arcus does not have any commitment or obligation to continue to utilize the services of, or otherwise to do business with, any licensor, vendor, supplier or licensee of Arcus.

                  Section 5.31 Insurance.  The IM Disclosure Schedule sets forth
(a) a true and complete list and description, of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Arcus in force on the date hereof with respect to the business or assets of Arcus, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement at the date hereof, and (b) a description of such risks that Arcus, or its Board of Directors or officers, have designated as being self-insured. All such policies are in full force and effect, all premiums due thereon have been paid by Arcus and Arcus is otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, except as set forth in the IM Disclosure Schedule; (w) Arcus has not received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements to the Knowledge of IM, threatened; (x) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements; (y) Arcus has not received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Arcus in the future on substantially the same terms as now in effect; and (z) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Arcus.

                  Section  5.32  Operational   Matters.   With  respect  to  the
operations of Arcus:

                           (a)  substantially  all items  received by Arcus from
its customers (including files for refiling) are logged into Arcus' inventory system and can be located through use of such inventory system;

                           (b) the stored items for which customers of Arcus are
billed, exist and, in all material respects, can be accounted for; and

                           (c)  the  invoices  of  Arcus  to  customers  reflect
services actually provided at rates in effect at such time for such customers.

                  Section 5.33 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee payable by IM or Arcus in connection with any of the Transactions, except for William Blair & Co. LLC.

                  Section 5.34 Sufficient Funds. IM has available, or has made arrangements to obtain (through existing credit arrangements or otherwise), sufficient funds to acquire all of the Shares to be purchased pursuant hereto and to pay all its fees and expenses related to the Transactions.

                  Section 5.35 Full Disclosure. To the Knowledge of IM, IM has not failed to disclose to Mentmore any facts material to the business, results of operations, assets or liabilities of Arcus which could result in a loss in excess of (pound)100,000. No representation or warranty by IM in this Agreement and no statement contained in any document (including, without limitation, financial statements and the IM Disclosure Schedule), certificate, or other writing furnished or to be furnished by IM to Mentmore or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Access; Confidentiality. (a) Between the date of this Agreement and the Closing, Mentmore shall (i) afford IM and its authorized representatives reasonable access to all employees, offices and other facilities of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, and to all books and records of Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, (ii) permit IM to make such inspections and, at IM's expense, to make copies of such books and records as it may reasonably require, and (iii) furnish IM with such financial and operating data and other information relating to Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, as IM may from time to time reasonably request. IM and its authorized representatives shall conduct all such inspections during normal business hours and in a manner that will minimize disruptions to the business and operations of Britannia, Abbey and BDM and their respective Subsidiaries.

                           (b)  Between  the  date  of  this  Agreement  and the
Closing, IM shall (i) afford Mentmore and its authorized representatives reasonable access to all employees, offices and other facilities of Arcus and to all books and records of Arcus, (ii) permit Mentmore to make such inspections and to make copies, at Mentmore's expense, of such books and records as it may reasonably require, and (iii) furnish Mentmore with such financial and operating data and other information relating to Arcus as Mentmore may from time to time reasonably request. Mentmore and its authorized representatives shall conduct all such inspections during normal business hours and in a manner that will minimize disruptions to the business and operations of Arcus.

                           (c) Mentmore shall procure that IM and its authorized
representatives (including its designated engineers or consultants) may, on prior notice, enter into and upon all or any portion of the properties of Abbey (as relates to the ARM Assets), and Britannia and BDM or any of their respective Subsidiaries, (including all Real Property and all real estate which is the subject of a Lease) in order to investigate and assess, as IM deems necessary or appropriate, the environmental condition of such properties or the business conducted thereat; provided, however, that such investigation may not include the performance of soil and surface or ground water sampling, monitoring, borings or testing. Mentmore shall procure that Abbey (as relates to the ARM Assets) and Britannia and BDM and their respective Subsidiaries, shall cooperate with IM and its authorized representatives in conducting such investigation, shall allow IM and its authorized representatives reasonable access to their properties and businesses, together with full permission to conduct such investigation, and shall provide to IM and its authorized representatives all plans, reports, any environmental investigation results, reports or assessments previously or contemporane ously conducted or prepared by or on behalf of, or in the possession of or reasonably available to Mentmore, Abbey (as relates to the ARM Assets), and Britannia and BDM and their respective Subsidiaries, or any of their engineers, consultants or agents, and all information relating to environmental matters in respect of their properties and businesses.

                           (d) IM shall procure that Mentmore and its authorized
representatives (including its designated engineers or consultants) may, on prior notice, enter into and upon all or any portion of the properties of Arcus (including all Real Property and all real estate which is the subject of a Lease) in order to investigate and assess, as Mentmore deems necessary or appropriate, the environmental condition of such properties or the business conducted thereat; provided, however, that such investigation may not include the performance of soil and surface or ground water sampling, monitoring, borings or testing. IM shall procure that Arcus shall cooperate with Mentmore and its authorized representatives in conducting such investigation, shall allow Mentmore and its authorized representatives reasonable access to their properties and businesses, together with full permission to conduct such investigation, and shall provide to Mentmore and its authorized representatives all plans, reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in the possession of or reasonably available to IM or Arcus, or any of their engineers, consultants or agents, and all information relating to environmental matters in respect of their properties and businesses.

                           (e) The provisions of the  Confidentiality  Agreement
shall  remain  binding  and in full  force and  effect  until the  Closing.  The information contained herein, in the Mentmore Disclosure Letter , the IM Disclosure Schedule or delivered to IM or Mentmore or their authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Confidential Information (as defined therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations under the Confidentiality Agreement shall terminate simultaneously with the Closing. Except as otherwise provided herein, IM and Mentmore shall, and Mentmore shall procure that Britannia, Abbey and BDM shall, and shall cause their respective Subsidiaries and their respective consultants, advisors and representatives to, after the date hereof, treat as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law, including, without limitation the requirements of the London Stock Exchange or any other national securities exchange) the terms of this Agreement and all nonpublic, confidential or proprietary information concerning any of them, provided to them pursuant to the negotiation of this Agreement or the Strategic Alliance Agreement.

                  Section 6.2 Efforts and Actions to Cause Closing to Occur. (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, IM and Mentmore shall use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any disclosure documents requested by Mentmore in order to facilitate obtaining its shareholders' approval, and (iii) the satisfaction of the other party's conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

                           (b) Prior to the Closing,  each party shall  promptly
consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the others of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, BDM shall use its reasonable efforts to effect such transfers, amendments or modifications.

                           (c) IM and  Mentmore  shall  each use its  reasonable
efforts to obtain, prior to the Closing, all consents necessary to the consummation of the Transactions contemplated hereby as set forth in the Mentmore Disclosure Letter or the IM Disclosure Schedule, as previously agreed by the Parties including, without limitation, (i) the unconditional consent to the Closing and the other Transactions of each lender to whom Abbey (as relates to the ARM Assets), or Arcus, Britannia, or BDM or any of their respective Subsidiaries, owes in excess of (pound)100,000 as of the Closing Date, (ii) the unconditional consent to the Closing and the other Transactions of each Person holding a mortgage or lien on real property or material personal property owned or leased by Abbey (as relates to the ARM Assets), or Arcus, Britannia or BDM or any of their respective Subsidiaries, (iii) the unconditional consent to the Closing and the other Transactions of each lessor of real or personal property leased by Abbey (as relates to the ARM Assets), or Arcus, Britannia or BDM or their respective Subsidiaries, and (iv) the unconditional consent to the Closing and the other Transactions of each other party to each material contract with Abbey (as relates to the ARM Assets), or Arcus, Britannia or BDM or any of their respective Subsidiaries, but only if the failure to obtain such consent would give rise to the right of any Person to accelerate the maturity of any debt owed by the Abbey (as relates to the ARM Assets), or Arcus, Britannia or BDM or any of their respective Subsidiaries, or terminate or modify the terms of any lease or other contract to which Abbey (as relates to the ARM Assets), or Arcus, Britannia or BDM or any of their respective Subsidiaries, is a party. All such consents shall be in writing and executed counterparts thereof shall be delivered to IM or Mentmore, as the case may be, at or prior to the Closing.

                  Section 6.3 Notification of Certain Matters. (a) From time to time prior to the Closing, IM and Mentmore shall promptly supplement or amend the IM Disclosure Schedule or the Mentmore Disclosure Letter, as the case may be, with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the IM Disclosure Schedule or the Mentmore Disclosure Letter, as the case may be, or amendment of the IM Disclosure Schedule or the Mentmore Disclosure Letter , as the case may be. Subject to the provisions of Article VII (including, without limitation, Section 7.3) hereof, no supplement made pursuant to this Section shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

                           (b) From time to time  prior to the  Closing,  IM and
Mentmore  shall give notice  promptly to the other party after becoming aware of
(i)  the  occurrence  or   non-occurrence  of  any  event  whose  occurrence  or
non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date (as if such representation or warranty was to be made as of the Closing Date), or (B) any condition set forth in Article VII to be unsatisfied in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure of Mentmore, or IM, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (iii) the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and (iv) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

                  Section 6.4 No Solicitation of Competing Transaction. Prior to the Closing, Mentmore shall not, and shall procure that neither , Britannia, Abbey nor BDM nor any of their respective Subsidiaries shall, (and Mentmore shall for itself, and shall procure that, Britannia, Abbey and BDM, shall cause their respective officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any Person or group (other than IM, any of its Affiliates or representatives) concerning any Acquisition Proposal, except that nothing contained in this Section 6.4 or any other provision hereof shall prohibit Mentmore or the Mentmore Board of Directors from complying with
(i) the rules of the London Stock Exchange, (ii) the rules of the City Code on Takeovers and Mergers, (iii) all legally binding laws, and (iv) in the case of the Directors of each such company, complying with their fiduciary duties; provided, however, that Mentmore may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Transactions or approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal, in each case during the continuation of this Agreement. Upon execution of this Agreement, Mentmore shall for itself, and shall procure that, Britannia, Abbey and BDM shall, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Mentmore shall for itself, and shall procure that, Britannia, Abbey and BDM shall immediately notify IM of the existence of any proposal or inquiry received by Mentmore, Britannia, Abbey or BDM prior to the Closing, and Mentmore shall for itself, and shall procure that, Britannia, Abbey and BDM shall, immediately communicate to IM the terms of any proposal or inquiry which it may receive (and shall immediately provide to IM copies of any written materials received by Mentmore, Britannia, Abbey or BDM in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

                  Section 6.5 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to IM and Mentmore. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VIII, Mentmore and IM shall not, and shall procure that none of their respective Affiliates shall, issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without prior consultation with the other parties, except as may be required by law or by the Rules of the London Stock Exchange or any listing agreement of any other national securities exchange or trading market.

                  Section 6.6 Interim Operations of Britannia, Abbey and BDM . Mentmore shall use its reasonable efforts to procure that after the date hereof and prior to the Closing Date, except (i) as expressly contemplated by this Agreement, or (ii) as may be agreed in writing by IM:

                           (a) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, will take any action, or omit to take any action, which if taken or omitted to be taken prior to the date hereof, would have been required to have been disclosed pursuant to
Section 4.17 hereof;

                           (b) neither  Britannia,  BDM nor Abbey (as relates to
the ARM Assets) nor any of their respective Subsidiaries, shall: (i) amend its certificate of incorporation, memorandum or articles of association or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its share capital or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, (iii) split, combine or reclassify any shares of any class or series of its share capital, or (iv) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its share capital, or any instrument or security which consists of or includes a right to acquire such shares;

                           (c) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall incorporate any new Subsidiary or acquire any share capital or other equity securities, or equity or ownership interest in the business, of any other Person;

                           (d) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (e) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loan or advance to any of its officers, directors, employees, Affiliates, agents or consultants (whose current basic compensation is in excess of (pound)35,000) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                           (f) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to IM, except policies providing coverage for losses not in excess of (pound)50,000;

                           (g) neither Britannia, Abbey nor BDM nor any of their
respective Subsidiaries, shall pass a resolution approving complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other capital reorganization;

                           (h)  neither  Britannia,  nor BDM  nor  any of  their
respective Subsidiaries, shall make any election relating to Taxes (other than in respect to elections relating to fiscal periods ended on or before October
31, 1998), change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by U.K. GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                           (i) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied, or would make any representation or warranty contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Mentmore, Britannia, Abbey or BDM , to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

                           (j) neither Abbey (as relates to the ARM Assets), nor
Britannia nor BDM nor any of their respective Subsidiaries, shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 6.7 Interim Operations of Arcus. IM shall use its reasonable efforts to procure that after the date hereof and prior to the Closing Date, except (i) as expressly contemplated by this Agreement, or (ii) as may be agreed in writing by Mentmore:

                           (a) Arcus  will not take any  action,  or suffer  any
action to be taken which, if taken or suffered to be taken prior to the date hereof would have been required to have been disclosed pursuant to Section 5.15;

                           (b) Arcus  shall not:  (i) amend its  certificate  of
incorporation  or articles of association or similar  organizational  documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its share capital or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, (iii) split, combine or reclassify any shares of any class or series of its share capital, or (iv) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its share capital, or any instrument or security which consists of or includes a right to acquire such shares;

                           (c) Arcus shall not incorporate any new Subsidiary or
acquire any share capital or other equity securities, or equity or ownership interest in the business, of any other Person;

                           (d) Arcus shall not modify, amend or terminate any of
its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (e)  Arcus   shall  not  enter   into  or  amend  any
employment, severance, consulting, termination or other agreement or employee benefit plan or make any loan or advance to any of its officers, directors, employees, Affiliates, agents or consultants (whose current basic annual compensation is in excess of (pound)35,000) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                           (f)  Arcus  shall not  permit  any  insurance  policy
naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Mentmore, except policies providing coverage for losses not in excess of (pound)50,000;

                           (g)  Arcus  shall  not  pass a  resolution  approving
complete   or   partial   liquidation,   dissolution,   merger,   consolidation,
restructuring, recapitalization or other reorganization;

                           (h) Arcus  shall not make any  election  relating  to
Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by U.K. GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                           (i)  neither  IM nor Arcus  shall  take,  or agree to
commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied, or would make any representation or warranty contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of IM or Abbey to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

                           (j)  neither  IM,  nor any of its  Subsidiaries,  nor
Arcus, shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.


                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Obligations of IM to Effect the Closing. The obligations of IM to consummate the Closing of the Transaction as provided in Article II shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by IM.

                           (a)  Representations  and  Warranties.   All  of  the
representations and warranties of Mentmore set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects; provided, however, that this condition shall be deemed to have been satisfied if the failure of any representations or warranties to be so true and correct does not individually or collectively exceed (pound)500,000.

                           (b) Obligations  Performed.  All of the covenants and
other obligations of Mentmore required to be performed hereunder shall have been so performed in all material respects; provided, however, that this condition shall be deemed to have been satisfied if the failure of any representations or warranties to be so true and correct does not individually or collectively exceed (pound)500,000.

                           (c) Government Action.  There shall not be threatened
or pending any suit, action or proceeding by any Governmental Entity: (i) seeking to prohibit or impose any material limitations on IM's (or that of any of its Subsidiaries or Affiliates) ownership or operation of all or a material portion of their businesses or assets or the business or assets of Abbey (as relates to the ARM

Assets), or Britannia or BDM or their respective Subsidiaries, or to compel IM or its Subsidiaries and Affiliates, or Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets; (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from IM, Britannia, Abbey or BDM any damages that are material in relation to Abbey (as relates to the ARM Assets), or IM, Britannia or BDM or their respective Subsidiaries; (iii) seeking to impose material limitations on the ability of IM, or rendering IM unable, to accept payment for the Arcus shares, or pay for or purchase some or all of the Shares, or consummate the Closing; (iv) seeking to impose material limitations on the ability of IM effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares; or (v) which otherwise is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses, results of operations or prospects of Abbey (as relates to the ARM Assets), or IM, Britannia or BDM and their respective Subsidiaries, taken as a whole. There shall not (x) be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or (y) be any other action taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of this paragraph (c).

                           (d) Whitechapel  Lease. The Whitechapel  Lease in the
form of Exhibit A hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (e) License  Agreement.  The License Agreement in the
form of Exhibit B hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (f) Tax Deed.  The  Mentmore  Tax Deed in the form of
Exhibit D hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (g)  Whitechapel  Option  Agreement.  The Whitechapel
Option Agree ment in the form of Exhibit F hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (h) Cross  Guarantees.  All  guarantees by Britannia,
BDM or any of their respective Subsidiaries of the obligations of Mentmore or any Mentmore Subsidiary (other than Britannia, BDM or any of their respective Subsidiaries) to any bank or other financial institution shall have been released.

                           (i) Certificate of Mentmore Officers.  Mentmore shall
have delivered to IM at the Closing a certificate signed by its chief executive officer and by its chief financial officer, dated the Closing Date, in form and substance reasonably satisfactory to IM, to the effect that, as of the Closing Date, (i) all of the representations and warranties of Mentmore set forth in this Agreement that are qualified as to materiality are true and correct, (ii) all such representations and warranties that are not so qualified are true and correct in all material respects, (iii) there has not occurred since the date of execution of this Agreement any material adverse change in the consolidated financial condition, businesses, results of operations or prospects of Abbey (as relates to the ARM Assets), Britannia and BDM and their respective Subsidiaries, taken as a whole, and (iv)

Mentmore has performed all material obligations required under this Agreement to be performed by it at or prior to the Closing.

                           (j) Opinion of Mentmore Counsel.  Mentmore shall have
delivered to IM at the Closing an opinion of Eversheds, counsel to Mentmore, dated the Closing Date, in form and substance reasonably acceptable to IM and substantially in the form previously agreed to by the parties to this Agreement.

                           (k) Consents  Obtained.  All material consents of any
Person set forth in the Mentmore Disclosure Letter and in Section 6.2 hereof necessary to the consummation of the Closing and the other Transactions, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, shall have been obtained, and a copy of each such consent shall have been provided to IM at or prior to the Closing.

                           (l)  Material  Adverse  Change.  There shall not have
occurred since the date of execution of this Agreement any material adverse change in the consolidated financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, businesses, results of operations or prospects of Abbey (as relates to the ARM Assets), Britannia and BDM and their respective Subsidiaries, taken as a whole, which individually or collectively is in excess of (pound)500,000.

                           (m)  Termination.  This Agreement shall not have been
terminated in accordance with its terms.

                  The foregoing conditions are for the sole benefit of IM, may be waived by IM, in whole or in part, at any time and from time to time in the sole discretion of IM. The failure by IM at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  Section 7.2 Conditions to Obligations of Mentmore to Effect the Closing. The obligations of Mentmore to consummate the Closing of the Transactions as provided in Article II shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Mentmore:

                           (a)  Shareholder  Approval.  Holders of a majority of
the Shares represented at the EGM shall have approved a resolution approving this Agreement and the Transactions contemplated herein, provided that a proper quorum shall have been counted at such EGM.

                           (b)  Representations  and  Warranties.   All  of  the
representations and warranties of IM set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date; provided, however, that this condition shall be deemed to have satisfied this condition if the failure of any representations or warranties to be so true and correct does not individually or collectively exceed (pound)150,000.

                           (c) Obligations  Performed.  All of the covenants and
other obligations of IM required to be performed hereunder shall have been so performed in all material respects.

                           (d) Government Action.  There shall not be threatened
or pending any suit, action or proceeding by any Governmental Entity: (i) seeking to prohibit or impose any material limitations on Mentmore's (or that of any of its Subsidiaries or Affiliates) ownership or operation of all or a material portion of their businesses or assets or the business or assets of Abbey (as relates to the ARM Assets), or Britannia or BDM or their respective Subsidiaries, or to compel Mentmore or its Subsidiaries and Affiliates, or Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets; (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Mentmore, Britannia, Abbey or BDM any damages that are material in relation to Abbey (as relates to the ARM Assets), or Mentmore, Britannia or BDM or their respective Subsidiaries; (iii) seeking to impose material limitations on the ability of BDM effectively to exercise full rights of ownership of the shares of Arcus, including, without limitation, the right to vote the Shares; or
(iv) which otherwise is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses, results of operations or prospects of Abbey (as relates to the ARM Assets), or Mentmore, Britannia or BDM and their respective Subsidiaries, taken as a whole. There shall not (x) be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or (y) be any other action taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of this paragraph (d).

                           (e) Whitechapel  Lease. The Whitechapel  Lease in the
form of Exhibit A hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (f) License  Agreement  The License  Agreement in the
form of Exhibit B hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (g) Tax Deed.  The IM Tax Deed in the form of Exhibit
E hereto shall have been executed and delivered and shall be valid and binding upon the Parties thereto.

                           (h)  Whitechapel  Option  Agreement.  The Whitechapel
Option Agree ment in the form of Exhibit F hereto shall have been executed and delivered and shall be valid and binding upon the parties thereto.

                           (i)  Certificate  of  IM  Officers.   IM  shall  have
delivered to Mentmore at the Closing a certificate signed by the chief executive officer of IM, dated the Closing Date, in form and substance reasonably satisfactory to Mentmore, to the effect that, as of the Closing Date, (i) all of the representations and warranties of IM set forth in this Agreement that are qualified as to materiality are true and correct, (ii) all such representations and warranties that are not so qualified are true and correct in all material respects, (iii) there has not occurred since the date of execution of this Agreement any material adverse change in the financial condition, businesses, results of operations or prospects of Arcus, and (iv) IM has performed all material obligations required under this Agreement to be performed by it at or prior to the Closing.

                           (j) Opinion of IM Counsel. IM shall have delivered to
Mentmore at the Closing opinions of counsel to IM, dated the Closing Date, in form and substance reasonably acceptable to Mentmore and substantially in the form previously agreed to by the parties to this Agreement.

                           (k) Consents  Obtained.  All material consents of any
Person set forth in the IM Disclosure Schedule and in Section 6.2 hereof necessary to the consummation of the Closing and the other Transactions, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, shall have been obtained, and a copy of each such consent shall have been provided to Mentmore at or prior to the Closing.

                           (l)  Termination.  This Agreement shall not have been
terminated in accordance with its terms.

                  The foregoing conditions are for the sole benefit of Mentmore, may be waived by Mentmore, in whole or in part, at any time and from time to time in the sole discretion of Mentmore. The failure by Mentmore at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  Section 7.3 No Right to Rescind. After Closing, (i) neither party shall have any right to rescind this Agreement, and (ii) the sole right of the parties shall be pursuant to Article IX.


                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Closing Date, whether before or after shareholder approval thereof by Mentmore's shareholders:

                           (a) By Mentmore  or IM if the Closing  shall not have
occurred on or before January 31, 1999.

                           (b) By the mutual written consent of Mentmore and IM.

                           (c)  By  Mentmore  or IM if any  Governmental  Entity
shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits any of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

                           (d)  By  Mentmore  if  IM  shall  have  breached  any
representation, warranty, covenant or other agreement contained in this Agreement, which would give rise to the failure of a condition set forth in
Section 7.2.

                           (e)  By  IM  if  Mentmore  shall  have  breached  any
representation,   warranty,  covenant  or  other  agreement  contained  in  this
Agreement which would give rise to the failure of a condition set forth in Sections 7.1(a), (b), (c), (j) or (m).

                  Section 8.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability on the part of IM or Mentmore except (i) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions and
(ii) as set forth in Section 11.1.


                                   ARTICLE IX

                                    REMEDIES

                  Section 9.1 IM Indemnification.

                           (a)  Mentmore  shall   indemnify,   defend  and  hold
harmless IM in its individual capacity and as trustee for all IM Indemnified Persons (other than Britannia and BDM and their respective Subsidiaries) from and against and in respect of 100% of any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of IM arising under this Article IX) incurred by IM or any of the IM Indemnified Persons (other than Britannia or BDM and their respective Subsidiaries), that arise out of:

                                   (i)   any   breach   of  any  of   Mentmore's
representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7(c) and 4.8;

                                   (ii) the Inactive Subsidiaries; or

                                   (iii)  (A) any  breach  of any of  Mentmore's
representations and warranties contained in Section 4.29 or the existence of any of the events, circumstances or conditions described in Section 4.29 hereof, or any pollution or threat to human health or the environment that (X) is related in any way to Abbey's (as relates to the ARM Assets), or Britannia's or BDM's or any of their respective Subsidiaries' (or any other owner's or operator's), management, use, control, ownership or operation of the properties or businesses of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, prior to the Closing Date, including all on-site and off-site activities involving Materials of Environmental Concern, and (Y) occurred, existed, or arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment is described in the Mentmore Disclosure Letter, and
(B) any Environmental Claim against Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, or any Person whose liability for such Environmental Claim Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, has assumed or retained either contractually or by operation of law (collectively, "IM Environmental Losses"); provided, however, that the term "IM Environmental Losses" shall not include any such losses, liabilities, damages, judgments, settlements or expenses incurred as a result of (m) any action taken directly, or indirectly by Britannia, BDM or any of their respective Subsidiaries after the Closing Date which, at the time such action was taken, the entity taking such action knew such action could result in an IM Environmental Loss, or (n) any change in Environmental Law occurring after the Closing Date.

                           (b) Mentmore's  indemnification  obligations  arising
under Sections 9.1(a)(i) and (ii) shall survive forever; and Mentmore's indemnification obligations relating to IM Environmental Losses arising under
Section 9.1(a)(iii) shall survive until January 4, 2009.

                           (c) No claim for a recovery  under Section 9.1 may be
asserted by IM in its individual capacity or as trustee for IM Indemnified Persons after the expiration of the applicable indemnification period set forth in Section 9.1(b) above; provided, however, that claims first asserted in writing by IM in its individual capacity or as trustee for IM Indemnified Persons with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period.

                  Section 9.2 IM Damages.

                           (a)   IM shareement.

                           (b) IM  shall  be  entitled  to  claim  damages  from
Mentmore in respect of 100% of any and all losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of IM arising under this
Article IX) incurred by Britannia or BDM or their respective Subsidiaries that arise out of:

                                   (i) any civil,  criminal,  administrative  or
arbitration proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission against or involving Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective subsidiaries, with respect to all periods prior to the date of this Agreement;

                                   (ii) the Inactive Subsidiaries; or

                                   (iii) IM Environmental Losses.

                           (c) IM's right to claim damages under Section  9.2(a)
and (b) shall be limited as set forth below:

                                   (i) all  payments  shall be made by  Mentmore
directly to IM;

                                   (ii) Mentmore's direct liability to IM in its
individual capacity and as trustee for IM Indemnified Persons (other than Britannia, BDM and their respective Subsidiaries) for losses in connection with Britannia's Inactive Subsidiaries and for IM Environmental Losses will be governed by Section 9.1 above and not this Section 9.2;

                                   (iii) Mentmore will be under no liability for
damages under Section 9.2(a) where the amount for which Mentmore would be liable for such damages is less than (pound)10,000; and

                                   (iv)  Mentmore will be under no liability for
damages under Section 9.2(a) (of or greater than the amount specified in Section 9.2(c)(iii) above) unless the amount of its liability for damages under Section 9.2(a) is (when aggregated with its liability for other damages under Section 9.2(a)) in excess of (pound)500,000, in which event Mentmore will (subject to the provisions of Section 9.2(c)(iii) above) be liable for damages under Section 9.2(a) for the whole amount of such liability and not merely for the excess.

                           (d) IM's right to claim damages under Section  9.2(a)
shall survive only until the earlier of (A) ten business days after delivery to IM of the first full fiscal year audit of Britannia after the Closing Date or
(B) November 10, 2000; IM's right to claim damages under Sections 9.2(b)(i) shall survive until the third anniversary of the Closing Date; IM's right to claim damages under Section 9.2(b)(ii) shall survive forever; and IM's right to claim damages under Section 9.2(b)(iii) shall survive until January 4, 2009.

                           (e) No claim for  damages may be asserted by IM after
the expiration of the applicable indemnification period set forth in Section 9.2(d) above; provided, however, that claims first asserted in writing by IM with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnifica tion period.

                  Section 9.3 Mentmore's Total Liability. The maximum liability of Mentmore in respect of Section 9.1 and Section 9.2, and any liability actually paid under the Mentmore Tax Deed, shall not collectively exceed (pound)28,750,000.

                  Section 9.4 IM Notice of Third-Party Claim; Defense. IM shall give Mentmore prompt notice of any third-party claim that may give rise to any claim by IM under this Article IX, together with the estimated amount of such claim, and Mentmore shall have the right to assume the defense (at Mentmore's expense) of any such claim through counsel of Mentmore's own choosing by so notifying IM within 30 days of the first receipt by Mentmore of such notice from IM; provided, however, that any such counsel shall be reasonably satisfactory to IM. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between IM and Mentmore exists in respect of such third-party claim, Mentmore shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict. Mentmore shall be liable for the fees and expenses of counsel employed by IM for any period during which Mentmore does not assume the defense of any such third-party claim (other than during any period in which IM will have failed to give notice of the third-party claim as provided above). If Mentmore assumes such defense, IM shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Mentmore, it being understood that Mentmore shall control such defense. If Mentmore chooses to defend or prosecute a third-party claim, IM shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention, and the provision to Mentmore, of records and information reasonably relevant to such third-party claim, and making employees of BDM available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If Mentmore elects to defend or prosecute any third-party claim, IM shall agree to any settlement, compromise or discharge of such third-party claim that Mentmore may recommend and that, by its terms, discharges IM and IM Indemnified Persons from the full amount of liability in connection with such third-party claim; provided, however, that, without the consent of IM, Mentmore shall not consent to, and IM shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting IM or any IM Indemnified Person, or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each of IM or any IM Indemnified Person that is the subject of such third-party claim.

                  Section 9.5  Mentmore Indemnification.

                           (a) IM shall  indemnify,  defend  and  hold  harmless
Mentmore in its individual capacity and as trustee for all Mentmore Indemnified Persons from and against and in respect of 100% of any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Mentmore arising under this Article
IX) incurred by Mentmore or any of the Mentmore Indemnified Persons, that arise out of:

                                   (i) any breach of any of IM's representations
and warranties contained in Sections 5.1, 5.2, 5.3, 5.4, and 5.7; or

                                   (ii)   (A)   any   breach   of  any  of  IM's
representations and warranties contained in Section 5.27 or the existence of any of the events, circumstances or conditions described in Section 5.27 hereof, or any pollution or threat to human health or the environment that (X) is related in any way to Arcus's (or any other owner's or operator's), management, use, control, ownership or operation of the properties or businesses of Arcus prior to the Closing Date, including all on-site and off-site activities involving Materials of Environmental Concern, and (Y) occurred, existed, or arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment is described in the IM Disclosure Letter, and
(B) any Environmental Claim against Arcus has assumed or retained either contractually or by operation of law (collectively, "Mentmore Environmental Losses"); provided, however, that the term "Mentmore Environmental Losses" shall not include any such losses, liabilities, damages, judgments, settlements or expenses incurred as a result of (m) any action taken by Arcus after the Closing Date which, at the time such action was taken, Arcus knew such action could result in a Mentmore Environmental Loss, or (n) any change in Environmental Law occurring after the Closing Date.

                           (b) IM's  indemnification  obligations  arising under
Section 9.5(a)(i) shall survive forever; IM's indemnification obligations relating to Mentmore Environmental Losses arising under Section 9.5(a)(ii) shall survive until January 4, 2009.

                           (c) No claim for a recovery  under Section 9.5 may be
asserted by Mentmore in its individual capacity or as trustee for Mentmore Indemnified Persons after the expiration of the applicable indemnification period set forth in Section 9.5(b) above; provided, however, that claims first asserted in writing by Mentmore in its individual capacity or as trustee for Mentmore Indemnified Persons with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnifica tion period.

                  Section 9.6  Mentmore Damages.

                           (a) Mentmore  shall be entitled to claim damages from
IM in respect of 49.9% of any and all losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Mentmore arising under this Article IX) incurred by Arcus or BDM (as relates to the business or assets of Arcus) that arise out of any breach of any of IM's representa tions, warranties and covenants contained in this Agreement;

                           (b) Mentmore  shall be entitled to claim damages from
IM in respect of 100% of any and all losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Mentmore arising under this Article IX) incurred by Arcus or BDM (as relates to the business or assets of Arcus) that arise out of:

                                   (i) any civil,  criminal,  administrative  or
arbitration proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission against or involving Arcus or relating to Arcus with respect to all periods prior to the date of this Agreement; or

                                   (ii) Mentmore Environmental Losses.

                           (c)  Mentmore's  right to claim damages under Section
9.6(a) and (b) shall be limited as set forth below:

                                   (i) all payments shall be made by IM directly
to Mentmore;

                                   (ii) IM's direct liability to Mentmore in its
individual capacity and as trustee for Mentmore Indemnified Persons for Mentmore Environmental Losses will be governed by Section 9.5 above and not this Section 9.6;

                                   (iii)  IM  will be  under  no  liability  for
damages under Section 9.6(a) where the amount for which IM would be liable for such damages is less than (pound)10,000; and

                                   (iv)  IM  will  be  under  no  liability  for
damages under Section 9.6(c) (of or greater than the amount specified in Section 9.6(c)(iii) above) unless the amount of its liability for damages under Section 9.6(a) is (when aggregated with its liability for other damages under Section 9.6(a)) in excess of (pound)150,000, in which event IM will (subject to the provisions of Section 9.6(c)(iii) above) be liable for damages under Section 9.6(a) for the whole amount of such liability and not merely for the excess.

                           (d)  Mentmore's  right to claim damages under Section
9.6(a) shall survive only until the earlier of (A) ten business days after delivery to Mentmore of the first full fiscal year audit of Britannia after the Closing Date or (B) November 10, 2000; Mentmore's right to claim damages under Sections 9.6(b)(i) shall survive until the third anniversary of the Closing Date; and Mentmore's right to claim damages under Section 9.6(b)(ii) shall survive until January 4, 2009.

                           (e) No claim for  damages may be asserted by Mentmore
after the  expiration  of the  applicable  indemnification  period  set forth in
Section 9.6(d) above; provided, however, that claims first asserted in writing by Mentmore with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period.

                  Section 9.7 IM's Total Liability. The maximum liability of IM in respect of Section 9.5 and 9.6, and any liability actually paid under the IM Tax Deed, shall not exceed (pound)1,500,000.

                  Section 9.8 Mentmore Notice of Claim; Defense. Mentmore shall give IM prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article IX, together with the estimated amount of such claim, and IM shall have the right to assume the defense (at IM's expense) of any such claim through counsel of IM's choosing by so notifying

Mentmore within 30 days of the first receipt by IM of such notice from Mentmore; provided, however, that any such counsel shall be reasonably satisfactory to Mentmore. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between Mentmore and IM exists in respect of such third-party claim, IM shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict. IM shall be liable for the fees and expenses of counsel employed by Mentmore for any period during which IM does not assume the defense of any such third-party claim (other than during any period in which Mentmore will have failed to give notice of the third-party claim as provided above). If IM assumes such defense, Mentmore shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by IM, it being understood that IM shall control such defense. If IM chooses to defend or prosecute a third-party claim, Mentmore shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention, and the provision to IM, of records and information reasonably relevant to such third-party claim, and making employees of Mentmore available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If IM elects to defend or prosecute any third-party claim, Mentmore shall agree to any settlement, compromise or discharge of such third-party claim that IM may recommend and that, by its terms, discharges Mentmore and Mentmore Affiliates from the full amount of liability in connection with such third-party claim; provided, however, that, without the consent of Mentmore, IM shall not consent to, and Mentmore shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non monetary relief affecting Mentmore or any Affiliate of Mentmore, or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each of Mentmore or any Affiliates of Mentmore that is the subject of such third-party claim.

                  Section 9.9 Procedure. (a) IM shall provide Mentmore with a written notice of a claim under Section 9.1 or 9.2 specifying in reasonable detail the amount of the claim and the facts supporting the claim. Within twenty business days of receipt the notice referred to above in this paragraph (a), Mentmore shall be obligated to pay to IM the amount of such claim or commence the dispute resolution procedures set forth in Section 11.9 of this Agreement.

                  (b) Mentmore shall provide IM with a written notice of a claim under Section 9.5 or 9.6 specifying in reasonable detail the amount of the claim and the facts supporting the claim in reasonable detail. Within twenty business days of receipt the notice referred to above in this paragraph (b), IM shall be obligated to pay to Mentmore the amount of such claim or commence the dispute resolution procedures set forth in Section 11.9 of this Agreement.

                  Section 9.10 Offsets. Any payments required to be made pursuant to this Article IX shall be required to be made: (i) only with respect to damages actually suffered by an aggrieved party; (ii) after giving effect, if any, to any provision on the Closing Balance Sheet with respect to Abbey (as relates to the ARM Assets), Britannia and BDM and their respective Subsidiaries and the Arcus balance sheet for the period ending December 31, 1998 with respect to such damages; and (iii) after giving effect to any payments received from any applicable insurance policy.

                  Section 9.11 Survival of Remedies. The remedies set forth in this Article IX shall survive the Closing and shall survive the proposed transfer of the business and assets (subject to the liabilities)) of Arcus to BDM after the Closing); provided, however, that if there is an agreed sale of BDM pursuant to the Strategic Alliance Agreement, these remedies will terminate and be of no further force or effect.

                  Section 9.12 Tax Effect of Indemnification Payments. All indemnity payments made pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

                  Section 9.13 Effect of Investigation. The right to indemnification, or other remedies based on any representation, warranty, covenant or obligation contained in this Agreement or the Closing Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver by any party of any condition to the obligation to consummate the Transactions contemplated by this Agreement, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any
covenant  or   obligation,   shall  not  affect  the  right  by  such  party  to
indemnification, or other remedy based on such representation, warranty, covenant or obligation.

                  Section 9.14 Duty to Mitigate. Nothing herein shall in any way diminish IM's or Mentmore's common law duty to mitigate the IM Losses or damages or Mentmore Losses or damages, as the case may be.

                  Section 9.15 Duty to Fund. Mentmore and IM each agree to fund (on a pro rata basis based on their respective shareholder's interest in Britannia), any capital requirements of Britannia, BDM or any of their respective Subsidiaries, arising solely out of actual monetary losses, damages or expenses incurred by Britannia or BDM (or any of their respective Subsidiaries), for which payments are required to be made pursuant to Section
9.2 or 9.6 hereof. The party receiving a payment under Section 9.2 or 9.6 will not be required to fund such capital requirements (referred to in the prior sentence. In an amount which exceeds the payment it received pursuant to Section
9.2 or 9.6, as the case may be.

                                    ARTICLE X

                         DEFINITIONS AND INTERPRETATION

                  Section 10.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Abbey" shall mean Abbey Storage Limited, a wholly-owned subsidiary of Mentmore incorporated under the laws of England and Wales.

                  "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of Abbey (as relates to the ARM Assets), Britannia or BDM or any of their respective
Subsidiaries, or any capital stock of Britannia or BDM or any of their respective Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Mentmore, Britannia, Abbey or BDM or any of their respective Subsidiaries, divisions or operating or principal business units.

                  "Affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

                  "Agreement" or "this Agreement" shall mean this Agreement, together with the Exhibits and Schedules hereto, the Mentmore Disclosure Letter and the IM Disclosure Schedule.

                  "Arcus" shall mean Arcus Data Security Limited, an indirect wholly-owned subsidiary of IM, incorporated under the laws of England and Wales.

                  "Arcus Audited Financial Statements" shall mean the balance sheets of Arcus as at December 31, 1996 and 1997, together with the statements of profit and loss, shareholders' equity and cash flows for each of the periods then ended, all certified by Keen, Dicey Grover, independent certified public accountants, whose reports thereon are included therein.

                  "Arcus Balance Sheet" shall mean the most recent unaudited balance sheet of Arcus as at October 31, 1998.

                  "Arcus Balance Sheet Date" shall mean October 31, 1998.

                  "Arcus Intellectual Property" shall mean all Intellectual Property that is currently used in the business of Arcus, or that is necessary to conduct the business of Arcus, as presently conducted or as currently proposed to be conducted.

                  "Arcus  Lease"  shall  have the  meaning  set forth in Section
5.22.

                  "Arcus Plan" shall have the meaning set forth in Section 5.17.

                  "Arcus Stock Transfer Agreement" shall mean the agreement, between IM and Britannia pursuant to which (if executed by the parties) IM will transfer all of its shares of Arcus to Britannia in exchange for 150,000 newly issued shares of Britannia.

                  "Arcus Unaudited Financial Statements" shall mean the unaudited balance sheet of Arcus as at October 31, 1998, together with the unaudited statements of profit and loss, shareholders' equity and cash flows for the period then ended.

                  "ARM Assets" shall mean the assets (subject to certain liabilities) of Abbey which are subject to the Hive Across Agreement.

                  "ARM Employees" shall have the meaning set forth in Section 4.19.

                  "BDM " shall mean British Data Management Limited, a company incorporated under the laws of England and Wales.

                  "BDM Intellectual Property" shall mean all Intellectual Property that is currently used in the business of Abbey (as relates to the ARM Assets), and Britannia and BDM and any of their respective Subsidiaries, or that is necessary to conduct the business of Abbey (as relates to the ARM Assets), or Britannia or BDM or any of their respective Subsidiaries, as presently conducted or as currently proposed to be conducted.

                  "Britannia" shall mean Britannia Data Management Limited, a company incorporated under the laws of England and Wales.

                  "Britannia Net Indebtedness Statement" shall have the meaning set forth in Section 3.1.

                  "BSS" shall mean Britannia Storage Systems Limited.

                  "Closing" shall mean the closing referred to in Section 2.1.

                  "Closing Balance Sheet" shall mean the combined balance sheet of Britannia, BDM and their respective consolidated Subsidiaries and the ARM Assets at the close of business on the Closing Date.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Combined Balance Sheet" shall mean the audited combined balance sheet of Britannia, BDM and their consolidated Subsidiaries and the ARM Assets (but excluding Britannia Storage Systems Limited, Stelstor Limited and Kelvedon Installation, Maintenance and Manufacturing, Limited), at October 31, 1998 included in the Combined Financial Statements.

                  "Combined Balance Sheet Date" shall mean October 31, 1998.

                  "Combined Financial Statements" shall mean the consolidated combined balance sheets of Britannia and BDM and their respective consolidated Subsidiaries, and the ARM Assets being transferred to BDM pursuant to the Hive Across Agreement, (but excluding BSS, Stelstor Limited and Kelvedon Installation, Maintenance and Manufacturing, Limited), as at October 31 in each of the fiscal periods ending on October 31, 1997 and 1998, together with the consolidated combined statements of profit and loss, shareholders' equity and cash flows for each of the periods then ended, all certified by Robson Rhodes, independent certified public accountants, whose reports thereon are included therein.

                  "Computer Software" shall mean computer software programs, databases and all documentation related thereto.

                  "Confidentiality Agreement" shall mean a letter agreement dated September 17, 1998 between Mentmore and IM.

                  "Copyrights" shall mean registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

                  "EGM" shall mean the Extra-ordinary General Meeting of the Mentmore shareholders to be held on January 4, 1999.

                  "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions of any nature whatsoever.

                  "Environmental Claim" shall mean any claim, action, investigation or notice by any Person alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Britannia, Abbey (as relates to the ARM Assets) or BDM or any of their respective Subsidiaries, now or before closing, or (ii) any violation, or alleged violation, of any Environmental Law.

                  "Environmental Law" shall mean each local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

                  "GAAP" shall mean generally accepted accounting principles.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "Hive Across Agreement" shall mean the agreement pursuant to which (if executed by the parties) Mentmore will cause certain of the assets (subject to certain liabilities) of Abbey to be transferred to BDM in exchange for (pound)3,600,000.

                  "IM"  shall  mean  Iron  Mountain  Incorporated,   a  Delaware
corporation.

                  "IM Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by IM and delivered to Mentmore simultaneously with the execution hereof.

                  "IM Environmental  Losses" shall have the meaning set forth in
Section 9.1(a)(iii).

                  "IM Indemnified Persons" shall mean IM and each of its Affiliates.

                  "IM Tax Deed" shall mean the agreement, substantially in the form of Exhibit E hereto, among IM (or one of its Affiliates), BDM and Arcus referring to IM's Tax indemnifications.

                  "Inactive Subsidiary" shall mean each Subsidiary of Britannia listed on Exhibit C.

                  "Indebtedness" of an entity shall mean (i) loans and bank overdrafts and any other borrowings, (ii) liabilities arising on legally binding contract transactions (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary practice) and, for the avoidance of doubt, including property purchases and deferred acquisition consideration determinable or calculable as of the Closing Date, (iii) any other indebtedness, contingent or otherwise, existing at Closing that is evidenced by a note, bond, debenture or similar instrument, (iv) all obligations under capital leases (other than obligations in respect of future interest costs as calculated under U.K. GAAP), (v) all liabilities secured by any lien on any Real Property of the entity whose indebtedness is being determined, or any of its Subsidiaries, (vi) all indebtedness owed to the shareholder of an entity whose indebtedness is being determined, or to one of the Subsidiaries of such shareholder, (vii) all guarantee obligations (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary practice) in respect of liabilities existing at Closing (and for the avoidance of doubt, this part (vii) shall exclude the contingent guarantees by Britannia relating to the Heathrow lease, BSS's lease and BRI's guaranty of bank debt), and (viii) accrued interest (greater than 30 days) as of the close of business on the Closing Date with respect to obligations of the type referred to in clauses (i) through (vii) of this definition.

                  "Intellectual  Property"  shall  mean  all of  the  following:
Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

                  "Knowledge" concerning a particular subject, area or aspect of the business or affairs of any entity shall mean the actual knowledge of, with respect to Mentmore, those persons listed on Schedule I, and with respect to IM, those persons listed on Schedule II.

                   "Lease" shall mean each lease pursuant to which a Person leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding (pound)20,000 per annum).

                  "Licenses" shall mean all licenses and agreements pursuant to which Britannia, Abbey or BDM has acquired rights in or to any Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which Britannia, Abbey (as it relates to the ARM Assets subject to the Hive Across Agreement) or BDM has licensed or transferred the right to use any of the foregoing.

                  "Loss" shall have the meaning set forth in section 4.31(b).

                  "Materials of Environmental Concern" shall mean pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead and lead-based paints and materials.

                  "Mentmore"   shall   mean   Mentmore   Abbey  plc,  a  company
incorporated under the laws of England and Wales.

                  "Mentmore   Disclosure   Letter"  shall  mean  the  disclosure
schedule of even date herewith prepared and signed by Mentmore and delivered to IM simultaneously with the execution hereof.

                  "Mentmore Environmental Losses" shall have the meaning set forth in Section 9.5(a)(ii).

                  "Mentmore Indemnified Persons" shall mean Mentmore and each of its Affiliates.

                  "Mentmore Lease" shall have the meaning set forth in Section 4.24.

                  "Mentmore Plan" shall have the meaning set forth in Section 4.19.

                  "Mentmore Tax Deed" shall mean the agreement, substantially in the form of Exhibit D hereto, among IM (or one of its Affiliates), Mentmore and Britannia relating to Mentmore's Tax indemnifications.

                  "Net  Indebtedness" of an entity shall mean  Indebtedness less
(i) cash on hand and any cash or cash equivalents as determined in accordance with U.K. GAAP, and (ii) any amounts owed by an entity's ultimate shareholder and such ultimate shareholder's direct or indirect Subsidiaries.

                  "Owned Shares" shall mean the 12,290,505 Shares currently to be sold to IM pursuant to this Agreement.

                  "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Real Property" shall mean all real property that is owned or used by Britannia, and BDM and their respective Subsidiaries or that is reflected as an asset of Britannia, Abbey (as relates to the ARM Assets) or BDM or any of their respective Subsidiaries on the Combined Balance Sheet.

                  "Shares" shall mean ordinary shares of 10 pence per share, issued by Britannia.

                  "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement among Mentmore, Britannia, IM and one of IM's Affiliates which (if executed by the parties) will provide ongoing relationships between IM and Mentmore as the shareholders of BDM.

                  "Subscription Agreement" shall mean the agreement between IM and Britannia pursuant to which (if executed by the parties) IM will subscribe for and purchase 400,000 newly issued Shares of Britannia for (pound)4,000,000.

                  "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Trademarks" shall mean U.K. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information.

                  "Transaction  Agreements"  shall have the meaning set forth in
Section 4.2.

                  "Transactions" shall mean the transactions provided for or contemplated by this Agreement and the other Transaction Agreements.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.

                  "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

                  "Whitechapel Lease" shall mean the lease between BDM and Mentmore with respect to the Whitechapel premises, a copy of which is attached hereto as Exhibit E.

                  "Whitechapel Option Agreement" shall mean the option agreement between Abbey and BDM, a copy of which is attached hereto as Exhibit F.

                  Section 10.2  Interpretation.

                           (a) When a reference  is made in this  Agreement to a
section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                           (b)  Whenever  the  words  "include",  "includes"  or
"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                           (c) In the  computation  of  periods  of time  from a
specified to a later specified date, the word "from" means "from but excluding" and the words "until" and "to" mean "to and including".

                           (d) The words  "hereof",  "herein" and "herewith" and
words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                           (e) Unless otherwise specified, the term "days" shall
mean calendar days.

                           (f) The meaning  assigned to each term defined herein
shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                           (g) A reference to any party to this Agreement or any
other agreement or document shall include such party's successors and permitted assigns and any reference to an agreement or document shall mean such document, as the same may be supplemented amended or modified from time to time in accordance with its terms.

                           (h)  A  reference  to  any   legislation  or  to  any
provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                           (i) As used in this  Agreement,  any reference to any
event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the consolidated financial condition, businesses or results of operations of such entity as a whole (or,

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

if used with  respect  thereto,  of such group of entities  taken as a whole) or
(ii) the ability of such entity (or group) to consummate the Transactions.

                           (j) The  parties  have  participated  jointly  in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1  Fees and Expenses.

                           (a) Except as  specifically  provided to the contrary
in this Agreement, all costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

                           (b) Notwithstanding  anything to the contrary in this
Agreement, stock transfer taxes, stamp duties and similar taxes (but not capital gains and similar taxes) imposed by any jurisdiction on the Transactions contemplated by this Agreement shall be borne by the parties in equal amounts.

                  Section 11.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  Section 11.3 Survival of Representations and Warranties. Each of the representa tions and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter except as otherwise limited by this Agreement.

                  Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to IM, to:

                           Iron Mountain Records Management, Inc.
                           745 Atlantic Avenue, 10th Floor
                           Boston, Massachusetts  02111-2735
                           Attention:  Donald P. Richards, Vice President
                           Telephone: (617) 535-4858
                           Telecopy:  (617) 357-4057

                           with a copy to:

                           Iron Mountain Records Management, Inc.
                           745 Atlantic Avenue, 10th Floor
                           Boston, Massachusetts  02111-2735
                           Attention: Garry B. Watzke, Esq.
                           Telephone: (617) 535-4702
                           Telecopy:  (617) 350-7881


if to Mentmore to:

                           Mentmore Abbey plc
                           7 Abbey Business Centre
                           Ingate Place
                           London SW8 3NS
                           Attention:  Clive D. Drysdale
                           Telephone:  44.171.720.5067
                           Telecopy:  44.171.498.8342

                           with a copy to:

                           Eversheds
                           10 Newhall Street
                           Birmingham B3 3LX
                           Attention:  Milton N. Psyllides
                           Telephone:  44.121.233.2001
                           Telecopy:  44.121.236.1583

                  Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 11.6 Entire Agreement; No Third Party Beneficiaries; Deed of Adherence. (a) This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder. Each party agrees that it is entering into this Agreement solely on the basis of the representations and warranties set forth herein.

                           (b) Mentmore and IM agree to procure the execution of
a deed of adherence (in respect of Britannia's participation, solely with respect to and for the benefit of Richard Makowski), as an associated employer in the Mentmore Pension and Life Assurance Scheme, and Mentmore and IM will use all reasonable endeavors to obtain Inland Revenue approval of Britannia's participation in the Mentmore Pension and Life Assurance Scheme.

                           (c) Mentmore and IM will procure that  Britannia will
comply with all the provisions applicable to it as an associated employer (solely with respect to and for the benefit of Richard Makowski), in the Mentmore Pension and Life Assurance Scheme including, without prejudice to the generality of the foregoing, payment of employer and employee contributions, and will take all such steps as may be necessary to secure approval of the Pension's Superannuations Office or such arrangement.

                  Section 11.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales without giving effect to the principles of conflicts of law thereof.

                  Section 11.9   Dispute Resolution.

                           (a) Any dispute,  controversy or claim arising out of
or in connection with this Agreement or the Transactions, or the breach, termination or validity thereof, shall be finally settled by arbitration by three arbitrators appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce ("ICC") then in effect, except as modified herein. The arbitration shall be held in London, England. The arbitration proceedings shall be conducted and the award shall be rendered in English.

                           (b)  The   parties   hereby   waive  any   rights  of
application or appeal to the courts of England and Wales to the fullest extent permitted by law in connection with any question of law arising in the course of the arbitration or with respect to any award made, except for actions to enforce an arbitral award and actions seeking interim, interlocutory or other provisional relief in any court of competent jurisdiction.

                           (c) The  award  shall be final and  binding  upon the
parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction.

                           (d) Each of the parties  shall bear its own costs and
expenses and an equal share of the arbitrators' and administrative fees and costs of the arbitration.

                           (e) Any  monetary  award  shall be made and  promptly
payable in United Kingdom Pounds free of any tax, deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

                           (f) This Agreement and the rights and  obligations of
the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

                           (g)  All  notices  by  one  party  to  the  other  in
connection  with the  arbitration  shall be in accordance with the provisions of
Section 11.4 hereof.

                  It is further expressly stated that the arbitrators appointed as provided above shall have sole and final jurisdiction for all disputes which may arise in connection with this Agreement and its Schedules.

                  Section 11.10 Post-Closing Cooperation. In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

                  Section 11.11 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  Section 11.12 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 11.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other party, except that either party may assign, in its sole discretion, any or all of its rights, interests and obligations (other than pursuant to Article IX hereof) to any direct or indirect wholly-owned Subsidiary of such party; provided, however, if any portion of the equity capital of such assignee is proposed to be transferred, prior to such transfer, the rights, interests and obligations so assigned pursuant to this Section 11.13 must be reassigned to the original assignor. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, IM and Mentmore have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                            MENTMORE ABBEY PLC



                                            By /s/Nicholas Smith
                                            Name:    Nicholas Smith
                                            Title:   Chairman


                                            IRON MOUNTAIN INCORPORATED



                                            By /s/ Donald P. Richards
                                            Name:    Donald P. Richards
                                            Title:   Vice President